Exhibit 4.4

TIME WARNER CABLE INC.,
TW NY CABLE HOLDING INC.,
as Guarantor
TIME WARNER ENTERTAINMENT COMPANY, L.P.,
as Guarantor
and
THE BANK OF NEW YORK,
Trustee
INDENTURE

Dated as of [                    ], 20[     ]

Providing for Issuance of Subordinated Securities in Series

Table Showing Reflection in Indenture of Certain Provisions
of Trust Indenture Act of 1939,
as amended by the Trust Indenture Reform Act of 1990
Reflected in Indenture

TIA		Section

‘SS’310	(a)(1)	6.09
	(a)(2)	6.09
	(a)(3)	Not Applicable
	(a)(4)	Not Applicable
	(a)(5)	6.09
	(b)	6.08

‘SS’311	(a)	6.13(a)
	(b)	6.13(b)
	(b)(2)	7.03(a)
		7.03(b)

‘SS’312	(a)	7.01
		7.02(a)
	(b)	7.03(b)
	(c)	7.02(c)

‘SS’313	(a)	7.03(a)
	(b)	7.03(b)
	(c)	7.03(a)
		7.03(b)
	(d)	7.03(c)

‘SS’314	(a)(1)	7.04
	(a)(2)	7.04
	(a)(3)	7.04
	(a)(4)	10.04
	(b)	Not Applicable
	(c)(1)	1.02
	(c)(2)	1.02
	(c)(3)	Not Applicable
	(d)	Not Applicable
	(e)	1.02

‘SS’315	(a)	6.01(a)
		6.01(c)
	(b)	6.02
		7.03(a)
	(c)	6.01(b)
	(d)	6.01
	(d)(1)	6.01(a)
	(d)(2)	6.01(c)(2)
	(d)(3)	6.01(c)(3)

TIA		Section
	(e)	5.14

‘SS’316	(a)	1.01
	(a)(1)(A)	5.02
		5.12
	(a)(1)(B)	5.13
	(a)(2)	Not Applicable
	(b)	5.08
	(c)	1.04(d)

‘SS’317	(a)(1)	5.03
	(a)(2)	5.04
	(b)	10.03

‘SS’318	(a)	1.07

Note: This table shall not, for any purpose, be deemed to be part of the Indenture.

i

          THIS INDENTURE between TIME WARNER CABLE INC., a Delaware corporation (hereinafter called the “Company”) having its principal office at 290 Harbor Drive, Stamford, Connecticut 06902, TW NY CABLE HOLDING INC., a Delaware corporation (“TW NY”), TIME WARNER ENTERTAINMENT COMPANY, L.P., a Delaware limited partnership (“TWE,” and together with TW NY, the “Guarantors”), and THE BANK OF NEW YORK, a New York banking corporation, as trustee (hereinafter called the “Trustee”), is made and entered into as of [                    ], 20[     ].
Recitals of the Company
          The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance of its debentures, notes, bonds or other evidences of indebtedness, to be issued in one or more fully registered series.
          All things necessary to make this Indenture a valid agreement of the Company and the Guarantors in accordance with its terms have been done.
Agreements of the Parties
          To set forth or to provide for the establishment of the terms and conditions upon which the Securities are and are to be authenticated, issued and delivered, and in consideration of the premises and the purchase of Securities by the Holders thereof, it is mutually covenanted and agreed as follows, for the equal and proportionate benefit of all Holders of the Securities or of a series thereof, as the case may be:
ARTICLE I
Definitions and Other Provisions
of General Application
          SECTION 1.01 Definitions. For all purposes of this Indenture and of any indenture supplemental hereto, except as otherwise expressly provided or unless the context otherwise requires:
     (1) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;
     (2) all other terms used herein which are defined in the Trust Indenture Act or by Commission rule under the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them herein;
     (3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP and, except as otherwise herein expressly provided, the term “generally accepted accounting principles” with respect to any computation required or permitted hereunder shall mean such accounting principles and any accounting rules or interpretations promulgated by the Commission as are generally accepted in the United States of America at the date of this Indenture; and
     (4) all references in this instrument to designated “Articles”, “Sections” and other subdivisions are to the designated Articles, Sections and other subdivisions of this instrument as originally executed. The words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.
          Certain terms, used principally in Article VI, are defined in that Article.
          “Act”, when used with respect to any Securityholder, has the meaning specified in Section 1.04.
          “Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
          “Authenticating Agent” means any Person authorized by the Company to authenticate Securities under Section 6.14.
          “Board of Directors” means (i) the board of directors of the Company, (ii) any duly authorized committee of such board, (iii) any committee of officers of the Company or (iv) any officer of the Company acting, in the case of clauses (iii) or (iv), pursuant to authority granted by the board of directors of the Company or any committee of such board.
          “Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.
          “Business Day” means, with respect to any series of Securities, unless otherwise specified in a Board Resolution, in an indenture supplemental hereto or an Officer’s Certificate with respect to a particular series of Securities, each day which is not a Saturday, Sunday or other day on which banking institutions in the pertinent Place or Places of Payment or the city in which the Corporate Trust Office is located are authorized or required by law or executive order to be closed.
          “Closing Price” of the Common Stock or other Marketable Security, as the case may be, shall mean the last reported sale price of such stock or other Marketable Security (regular way) as shown on the Composite Tape of the NYSE (or, if such stock or other Marketable Security is not listed or admitted to trading on the NYSE, on the principal national securities exchange on which such stock or other Marketable Security is listed or admitted to trading, including the NASDAQ), or, in case no such sale takes place on such day, the average of the closing bid and asked prices on the NYSE (or, if such stock or other Marketable Security is not listed or admitted to trading on the NYSE, on the principal national securities exchange on which such stock or other Marketable Security is listed or admitted to trading, including the NASDAQ), or if such stock or other Marketable Security is not so reported, the average of the closing bid and asked prices as furnished by any member of the Financial Industry Regulatory Authority, Inc., selected from time to time by the Company for that purpose.
          “Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.
          “Common Stock” shall mean the Class A Common Stock, par value $0.01 per share and/or the Class B Common Stock, par value $.01 per share, of the Company, as applicable, authorized at the date of this Indenture as originally signed, or any other class of stock resulting from successive changes or reclassifications of such Common Stock, and in any such case including any shares thereof authorized after the date of this Indenture.
          “Company” means the Person named as the “Company” in the first paragraph of this instrument until a successor shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor.
          “Company Request”, “Company Order” and “Company Consent” mean a written request, order or consent, respectively, signed in the name of the Company by its Chief Executive Officer, President, Chief Financial Officer, Chief Operating Officer or any Senior Vice President, and by its Treasurer, an Assistant Treasurer, Controller, an Assistant Controller, Secretary or an Assistant Secretary, and delivered to the Trustee.
          “Consolidated Net Worth” means, with respect to any Person, at the date of any determination, the consolidated stockholders’ or owners’ equity of the holders of capital stock or partnership interests of such Person and its subsidiaries, determined on a consolidated basis in accordance with GAAP consistently applied.
          “Conversion Agent” means any Person authorized by the Company to receive Securities to be converted into Common Stock or other Marketable Securities on behalf of the Company. The Company initially authorizes the Trustee to act as Conversion Agent for the Securities on its behalf. The Company may at any time and from time to time authorize one or more Persons to act as Conversion Agent in addition to or in place of the Trustee with respect to any series of Securities issued under this Indenture.
          “Conversion Price” means, with respect to any series of Securities which are convertible into Common Stock or other Marketable Securities, the price per share of Common Stock or the price per designated unit of other Marketable Security at which the Securities of such series are so convertible as set forth in the Board Resolution or indenture supplemental hereto with respect to such series (or in any indenture supplemental hereto entered into pursuant to Section 9.01(9) with respect to such series), as the same may be adjusted from time to time in accordance with Section 12.03 (or such indenture supplemental hereto).
          “Converting Holder” shall have the meaning specified in Section 13.02(c) of this Indenture.
          “Corporate Trust Office” means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office at the date hereof is located at 101 Barclay Street, 8W, New York, NY 10286, Attn: Corporate Trust Administration.
          “Current Market Price” on any date shall mean the average of the daily Closing Prices per share of Common Stock or of such other Marketable Securities for any thirty (30) consecutive Trading Days selected by the Company prior to the day in question, which thirty (30) consecutive Trading Day period shall not commence more than forty-five (45) Trading Days prior to the day in question; provided that with respect to Section 13.03(3), the “Current Market Price” of the Common Stock or of such other Marketable Securities shall mean the average of the daily Closing Prices per share of Common Stock or of such other Marketable Securities for the five (5) consecutive Trading Days ending on the date of the distribution referred to in Section 13.03(3) (or if such date shall not be a Trading Day, on the Trading Day immediately preceding such date).
          “Defaulted Interest” has the meaning specified in Section 3.07.
          “Depository” means, unless otherwise specified by the Company pursuant to either Section 2.04 or 3.01, with respect to Securities of any series issuable or issued as a Global Security, The Depository Trust Company, New York, New York, or any successor thereto registered as a clearing agency under the Securities Exchange Act of 1934, as amended, or other applicable statute or regulation.
          “Discharged” has the meaning specified in Section 4.03.
          “Event of Default” has the meaning specified in Article V.
          “Federal Bankruptcy Act” has the meaning specified in Section 5.01(5).
          “GAAP” means generally accepted accounting principles as such principles are in effect in the United States as of the date of this Indenture.
          “Global Security”, when used with respect to any series of Securities issued hereunder, means a Security which is executed by the Company and authenticated and delivered by the Trustee to the Depository or pursuant to the Depository’s instruction, all in accordance with this Indenture and an indenture supplemental hereto, if any, or Board Resolution and pursuant to a Company Request, which shall be registered in the name of the Depository or its nominee and which shall represent, and shall be denominated in an amount equal to the aggregate principal amount of, all of the Outstanding Securities of such series or any portion thereof, in either case having the same terms, including, without limitation, the same original issue date, date or dates on which principal is due, and interest rate or method of determining interest.
          “Guarantee” means the guarantees specified in Section 14.01(a).
          “Guarantors” means TW NY and TWE, in each case unless and until such entity is released from its Guarantee pursuant to the provisions of Section 14.01(g).
          “Holder”, when used with respect to any Security, means a Securityholder, which means a Person in whose name a security is registered in the Security Register.
          “Indebtedness For Borrowed Money” of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments and (c) all guarantee obligations of such Person with respect to Indebtedness For Borrowed Money of others. The Indebtedness For Borrowed Money of any Person shall include the Indebtedness For Borrowed Money of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other contractual relationship with such entity, except to the extent the terms of such Indebtedness For Borrowed Money provide that such Person is not liable therefor.

          “Indenture” or “this Indenture” means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof and shall include the terms of particular series of Securities established as contemplated by Section 3.01.
          “Interest”, when used with respect to an Original Issue Discount Security which by its terms bears interest only after Maturity, means interest payable after Maturity.
          “Interest Payment Date”, when used with respect to any series of Securities, means the Stated Maturity of any installment of interest on those Securities.
          “Marketable Security” means any common stock, debt security or other security of a Person which is (or will, upon distribution thereof, be) listed on the NYSE, the American Stock Exchange, NASDAQ or any other national securities exchange registered under Section 6 of the Securities Exchange Act of 1934, as amended, or approved for quotation in any system of automated dissemination of quotations of securities prices in the United States or for which there is a recognized market maker or trading market.
          “Material Subsidiary” means any Person that is a Subsidiary if at the end of the most recent fiscal quarter of the Company, the aggregate amount, determined in accordance with GAAP consistently applied, of securities of, loans and advances to, and other investments in, such Person held by the Company and its other Subsidiaries exceeded 10% of the Company’s Consolidated Net Worth.
          “Material U.S. Subsidiary” means any Material Subsidiary that is organized under the laws of the United States of America or any political subdivision thereof (including any State thereof or the District of Columbia).
          “Maturity”, when used with respect to any Securities, means the date on which the principal of any such Security becomes due and payable as therein or herein provided, whether on a Repayment Date, at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.
          “NASDAQ” shall mean the NASDAQ Global Select Market, the NASDAQ Global Market or the NASDAQ Capital Market.
          “NYSE” shall mean the New York Stock Exchange, Inc.
          “Officers’ Certificate” means a certificate signed by the Chief Executive Officer, the President, the Chief Financial Officer, the Chief Operating Officer or any Senior Vice President, and by the Treasurer, an Assistant Treasurer, the Controller, an Assistant Controller, the Secretary or an Assistant Secretary of the Company, and delivered to the Trustee. Wherever this Indenture requires that an Officers’ Certificate be signed also by a financial expert or an accountant or other expert, such financial expert, accountant or other expert (except as otherwise expressly provided in this Indenture) may be in the employ of the Company, and shall be acceptable to the Trustee.
          “Opinion of Counsel” means a written opinion of counsel, who may (except as otherwise expressly provided in this Indenture) be an employee of or of counsel to the Company, which is delivered to the Trustee.

          “Original Issue Discount Security” means (i) any Security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof, and (ii) any other security which is issued with “original issue discount” within the meaning of Section 1273(a) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder.
          “Outstanding”, when used with respect to the Securities or Securities of any series, means, as of the date of determination, all such Securities theretofore authenticated and delivered under this Indenture, except:
     (i) such Securities theretofore canceled by the Trustee or delivered to the Trustee for cancellation;
     (ii) such Securities for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent in trust for the Holders of such Securities; provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made; and
     (iii) such Securities in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, or which shall have been paid pursuant to the terms of Section 3.06 (except with respect to any such Security as to which proof satisfactory to the Trustee is presented that such Security is held by a Person in whose hands such Security is a legal, valid and binding obligation of the Company).
In determining whether the Holders of the requisite principal amount of such Securities Outstanding have given any request, demand, authorization, direction, notice, consent or waiver hereunder, (i) the principal amount of any Original Issue Discount Security that shall be deemed to be Outstanding shall be the amount of the principal thereof that would be due and payable as of the date of the taking of such action upon a declaration of acceleration of the Maturity thereof, and (ii) Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding. In determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which a Responsible Officer assigned to the Corporate Trust Department of the Trustee knows to be owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right to act as owner with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor.
          “Paying Agent” means any Person authorized by the Company to pay the principal of (and premium, if any) or interest on any Securities on behalf of the Company. The Company initially authorizes the Trustee to act as Paying Agent for the Securities on its behalf. The Company may at any time and from time to time authorize one or more Persons to act as Paying Agent in addition to or in place of the Trustee with respect to any series of Securities issued under this Indenture.

          “Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.
          “Place of Payment” means with respect to any series of Securities issued hereunder the city or political subdivision so designated with respect to the series of Securities in question in accordance with the provisions of Section 3.01.
          “Predecessor Securities” of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 3.06 in lieu of a lost, destroyed or stolen Security shall be deemed to evidence the same debt as the lost, destroyed or stolen Security.
          “Redemption Date”, when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.
          “Redemption Price”, when used with respect to any Security to be redeemed, means the price specified in the Security at which it is to be redeemed pursuant to this Indenture.
          “Redemption Rescission Event” shall mean the occurrence of (a) any general suspension of trading in, or limitation on prices for, securities on the principal national securities exchange on which shares of Common Stock or Marketable Securities are registered and listed for trading (or, if shares of Common Stock or Marketable Securities are not registered and listed for trading on any such exchange, in the over-the-counter market) for more than six-and-one-half (6-1/2) consecutive trading hours, (b) any decline in either the Dow Jones Industrial Average or the S&P 500 Index (or any successor index published by Dow Jones & Company, Inc. or S&P) by either (i) an amount in excess of 10%, measured from the close of business on any Trading Day to the close of business on the next succeeding Trading Day during the period commencing on the Trading Day preceding the day notice of any redemption of Securities is given (or, if such notice is given after the close of business on a Trading Day, commencing on such Trading Day) and ending at the time and date fixed for redemption in such notice or (ii) an amount in excess of 15% (or if the time and date fixed for redemption is more than 15 days following the date on which such notice of redemption is given, 20%), measured from the close of business on the Trading Day preceding the day notice of such redemption is given (or, if such notice is given after the close of business on a Trading Day, from such Trading Day) to the close of business on any Trading Day at or prior to the time and date fixed for redemption, (c) a declaration of a banking moratorium or any suspension of payments in respect of banks by Federal or state authorities in the United States or (d) the occurrence of an act of terrorism or commencement of a war or armed hostilities or other national or international calamity directly or indirectly involving the United States which in the reasonable judgment of the Company could have a material adverse effect on the market for the Common Stock or Marketable Securities.
          “Regular Record Date” for the interest payable on any Security on any Interest Payment Date means the date specified in such Security as the Regular Record Date.
          “Repayment Date”, when used with respect to any Security to be repaid, means the date fixed for such repayment pursuant to such Security.
          “Repayment Price”, when used with respect to any Security to be repaid, means the price at which it is to be repaid pursuant to such Security.

          “Required Currency”, when used with respect to any Security, has the meaning set forth in Section 1.14.
          “Responsible Officer”, when used with respect to the Trustee, means any officer of the Trustee with direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject. “Responsible Officer”, when used with respect to the Company, means any of the Chief Executive Officer, President, Chief Operating Officer, Chief Financial Officer, Senior Executive Vice President, General Counsel, Treasurer or Controller of the Company (or any equivalent of the foregoing officers).
          “S&P” means Standard & Poor’s Rating Service or any successor to the rating agency business thereto.
          “Security” or “Securities” means any note or notes, bond or bonds, debenture or debentures, or any other evidences of indebtedness, as the case may be, of any series authenticated and delivered from time to time under this Indenture.
          “Security Register” shall have the meaning specified in Section 3.05.
          “Security Registrar” means the Person who keeps the Security Register specified in Section 3.05. The Company initially appoints the Trustee to act as Security Registrar for the Securities on its behalf. The Company may at any time and from time to time authorize any Person to act as Security Registrar in place of the Trustee with respect to any series of Securities issued under this Indenture.
          “Securityholder” means a Person in whose name a security is registered in the Security Register.
          “Senior Indebtedness” of the Company or a Guarantor, as the case may be, means the principal of, premium, if any, interest on, and any other payment due pursuant to any of the following, whether outstanding at the date hereof or hereafter incurred or created:
          (i) all indebtedness of such Person for borrowed money (including any indebtedness secured by a mortgage, conditional sales contract or other lien which is (i) given to secure all or part of the purchase price of property subject thereto, whether given to the vendor of such property or to another or (ii) existing on property at the time of acquisition thereof);
          (ii) all indebtedness of such Person evidenced by notes, debentures, bonds or other similar interests sold by such Person for money;
          (iii) all lease obligations of such Person which are capitalized on the books of such Person in accordance with generally accepted accounting principles;
          (iv) all indebtedness of others of the kinds described in either of the preceding clauses (i) or (ii) and all lease obligations of others of the kind described in the preceding clause (iii) assumed by or guaranteed in any manner by such Person or in effect guaranteed by such Person through an agreement to purchase, contingent or otherwise; and

          (vi) all renewals, extensions or refundings of indebtedness of the kinds described in any of the preceding clauses (i), (ii) and (iv) and all renewals or extensions of lease obligations of the kinds described in either of the preceding clauses (iii) and (iv);
unless, in the case of any particular indebtedness, guarantee, lease, renewal, extension or refunding, the instrument or lease creating or evidencing the same or the assumption or guarantee of the same expressly provides that such indebtedness, lease, renewal, extension or refunding is not superior in right of payment to the Securities or the Guarantees, as the case may be.
          “Special Record Date” for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 3.07.
          “Stated Maturity” when used with respect to any Security or any installment of principal thereof or interest thereon means the date specified in such Security as the fixed date on which the principal of such Security or such installment of principal or interest is due and payable.
          “Subsidiary” means, with respect to any Person, any corporation more than 50% of the voting stock of which is owned directly or indirectly by such Person, and any partnership, association, joint venture or other entity in which such Person owns more than 50% of the equity interests or has the power to elect a majority of the board of directors or other governing body.
          “Trading Day” shall mean, with respect to the Common Stock or a Marketable Security, so long as the common stock or such Marketable Security, as the case may be, is listed or admitted to trading on the NYSE, a day on which the NYSE is open for the transaction of business, or, if the Common Stock or such Marketable Security, as the case may be, is not listed or admitted to trading on the NYSE, a day on which the principal national securities exchange on which the Common Stock or such Marketable Security, as the case may be, is listed is open for the transaction of business, or, if the Common Stock or such Marketable Security, as the case may be, is not so listed or admitted for trading on any national securities exchange, a day on which the member of the National Association of Securities Dealers, Inc. selected by the Company to provide pricing information for the Common Stock or such Marketable Security is open for the transaction of business.
          “Trust Indenture Act” or “TIA” means the Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed; provided, however, that, in the event the Trust Indenture Act of 1939 is amended after such date, “Trust Indenture Act” or “TIA” means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.
          “Trustee” means the Person named as the Trustee in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean and include each Person who is then a Trustee hereunder. If at any time there is more than one such Person, “Trustee” as used with respect to the Securities of any series shall mean the Trustee with respect to Securities of that series.
          “TW NY” means TW NY Cable Holding Inc., until a successor shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “TW NY” shall mean such successor.

          “TWE” means Time Warner Entertainment Company, L.P., until a successor shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “TWE” shall mean such successor.
          “Vice President” when used with respect to the Company or the Trustee means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president”, including without limitation, an assistant vice president.
          “Voting Stock”, as applied to the stock of any corporation, means stock of any class or classes (however designated) having by the terms thereof ordinary voting power to elect a majority of the members of the board of directors (or other governing body) of such corporation other than stock having such power only by reason of the happening of a contingency.
          “Yield to Maturity” means the yield to maturity on a series of Securities, calculated by the Company at the time of issuance of such series of Securities, or, if applicable, at the most recent redetermination of interest on such series, in accordance with accepted financial practice.
          SECTION 1.02 Compliance Certificates and Opinions. Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officers’ Certificate stating that all conditions precedent, if any (including any covenants compliance with which constitutes a condition precedent), provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such Counsel all such conditions precedent, if any (including any covenants compliance with which constitutes a condition precedent), have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.
          Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than annual statements of compliance provided pursuant to Section 10.04) shall include:
          (1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;
          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
          (3) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and
          (4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.
          SECTION 1.03 Form of Documents Delivered to Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons may certify or give an opinion as to the other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.
          Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such Counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.
          Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.
          SECTION 1.04 Acts of Securityholders. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Securityholders or Securityholders of any series may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Securityholders in person or by an agent duly appointed in writing or may be embodied in or evidenced by an electronic transmission which identifies the documents containing the proposal on which such consent is requested and certifies such Securityholders’ consent thereto and agreement to be bound thereby; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee, and, where it is hereby expressly required, to the Company. If any Securities are denominated in coin or currency other than that of the United States, then for the purposes of determining whether the Holders of the requisite principal amount of Securities have taken any action as herein described, the principal amount of such Securities shall be deemed to be that amount of United States dollars that could be obtained for such principal amount on the basis of the spot rate of exchange into United States dollars for the currency in which such Securities are denominated (as evidenced to the Trustee by an Officers’ Certificate) as of the date the taking of such action by the Holders of such requisite principal amount is evidenced to the Trustee as provided in the immediately preceding sentence. If any Securities are Original Issue Discount Securities, then for the purposes of determining whether the Holders of the requisite principal amount of Securities have taken any action as herein described, the principal amount of such Original Issue Discount Securities shall be deemed to be the amount of the principal thereof that would be due and payable upon a declaration of acceleration of the Maturity thereof as of the date the taking of such action by the Holders of such requisite principal amount is evidenced to the Trustee as provided in the first sentence of this Section 1.04(a). Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Securityholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.01) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

          (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness to such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by an officer of a corporation or a member of a partnership, on behalf of such corporation or partnership, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the person executing the same, may also be proved in any other manner which the Trustee deems sufficient.
          (c) The ownership of Securities shall be proved by the Security Register.
          (d) If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other action, the Company may, at its option, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other action, but the Company shall have no obligation to do so. Such record date shall be the later of 10 days prior to the first solicitation of such action or the date of the most recent list of Holders furnished to the Trustee pursuant to Section 7.01. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other action may be given before or after the record date, but only the Holders of record at the close of business on the record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Securities outstanding have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other action, and for that purpose the Securities outstanding shall be computed as of the record date; provided that no such authorization, agreement or consent by the Holders on the record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date, and that no such authorization, agreement or consent may be amended, withdrawn or revoked once given by a Holder, unless the Company shall provide for such amendment, withdrawal or revocation in conjunction with such solicitation of authorizations, agreements or consents or unless and to the extent required by applicable law.
          (e) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Security shall bind the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done or suffered to be done by the Trustee or the Company in reliance thereon whether or not notation of such action is made upon such Security.
          SECTION 1.05 Notices, etc., to Trustee and Company. Any request, demand, authorization, direction, notice, consent, waiver or Act of Securityholders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with:
          (1) the Trustee by any Securityholder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office, Attention: Corporate Trust Administration; or
          (2) the Company by the Trustee or by any Securityholder shall be sufficient for every purpose hereunder (except as provided in Section 5.01(4) or, in the case of a request for repayment, as specified in the Security carrying the right to repayment) if in writing and mailed, first-class postage prepaid, to the Company addressed to it at the address of its principal office specified in the first paragraph of this instrument, Attention:

General Counsel, or at the address last furnished in writing to the Trustee by the Company.
          SECTION 1.06 Notices to Securityholders; Waiver. Where this Indenture or any Security provides for notice to Securityholders of any event, such notice shall be sufficiently given (unless otherwise herein or in such Security expressly provided) if in writing and mailed, first-class postage prepaid, to each Securityholder affected by such event, at his address as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Securityholders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Securityholder shall affect the sufficiency of such notice with respect to other Securityholders. Where this Indenture or any Security provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Securityholders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.
          In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or otherwise, it shall be impractical to mail notice of any event to any Securityholder when such notice is required to be given pursuant to any provision of this Indenture, then any method of notification as shall be satisfactory to the Trustee and the Company shall be deemed to be a sufficient giving of such notice.
          SECTION 1.07 Conflict with Trust Indenture Act. If and to the extent that any provision hereof limits, qualifies or conflicts with the duties imposed by, or with another provision (an “incorporated provision”) included in this Indenture by operation of, any of Sections 310 to 318, inclusive, of the Trust Indenture Act, such imposed duties or incorporated provision shall control.
          SECTION 1.08 Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.
          SECTION 1.09 Successors and Assigns. All covenants and agreements in this Indenture by the Company and the Guarantors shall bind their respective successors and assigns, whether so expressed or not.
          SECTION 1.10 Separability Clause. In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
          SECTION 1.11 Benefits of Indenture. Nothing in this Indenture or in any Securities, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, any Authenticating Agent or Paying Agent, the Security Registrar and the Holders of Securities (or such of them as may be affected thereby), any benefit or any legal or equitable right, remedy or claim under this Indenture.
          SECTION 1.12 Governing Law. This Indenture shall be construed in accordance with and governed by the laws of the State of New York.

          SECTION 1.13 Counterparts. This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.
          SECTION 1.14 Judgment Currency. The Company agrees, to the fullest extent that it may effectively do so under applicable law, that (a) if for the purpose of obtaining judgment in any court it is necessary to convert the sum due in respect of the principal of, or premium or interest, if any, on the Securities of any series (the “Required Currency”) into a currency in which a judgment will be rendered (the “Judgment Currency”), the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Trustee could purchase in the City of New York the Required Currency with the Judgment Currency on the New York Banking Day preceding that on which a final unappealable judgment is given and (b) its obligations under this Indenture to make payments in the Required Currency (i) shall not be discharged or satisfied by any tender, or any recovery pursuant to any judgment (whether or not entered in accordance with subsection (a)), in any currency other than the Required Currency, except to the extent that such tender or recovery shall result in the actual receipt, by the payee, of the full amount of the Required Currency expressed to be payable in respect of such payments, (ii) shall be enforceable as an alternative or additional cause of action for the purpose of recovering in the Required Currency the amount, if any, by which such actual receipt shall fall short of the full amount of the Required Currency so expressed to be payable and (iii) shall not be affected by judgment being obtained for any other sum due under this Indenture. For purposes of the foregoing, “New York Banking Day” means any day except a Saturday, Sunday or a legal holiday in the City of New York or a day on which banking institutions in the City of New York are authorized or required by law or executive order to close.
ARTICLE II
Security Forms
          SECTION 2.01 Forms Generally. The Securities shall have such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon, as may be required to comply with the rules of any securities exchange, or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution of the Securities. Any portion of the text of any Security may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Security.
          The definitive Securities shall be printed, lithographed or engraved or produced by any combination of these methods on steel engraved borders or may be produced in any other manner, all as determined by the officers executing such Securities, as evidenced by their execution of such Securities, subject, with respect to the Securities of any series, to the rules of any securities exchange on which such Securities are listed.
          SECTION 2.02 Forms of Securities. Each Security shall be in one of the forms approved from time to time by or pursuant to a Board Resolution, or established in one or more indentures supplemental hereto. Prior to the delivery of a Security to the Trustee for authentication in any form approved by or pursuant to a Board Resolution, the Company shall deliver to the Trustee the Board Resolution by or pursuant to which such form of Security has been approved, which Board Resolution shall have attached thereto a true and correct copy of the form of Security which has been approved thereby or, if a Board Resolution authorizes a specific officer or officers to approve a form of Security, a certificate of such officer or officers approving the form of Security attached thereto. Any form of Security approved by or pursuant to a Board Resolution must be acceptable as to form to the Trustee, such acceptance to be evidenced by the Trustee’s authentication of Securities in that form or a certificate signed by a Responsible Officer of the Trustee and delivered to the Company.
          SECTION 2.03 Form of Trustee’s Certificate of Authentication. The form of Trustee’s Certificate of Authentication for any Security issued pursuant to this Indenture shall be substantially as follows:
TRUSTEE’S CERTIFICATE OF AUTHENTICATION
          This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK, as Trustee,

by	Authorized Signatory

Dated
          SECTION 2.04 Securities Issuable in the Form of a Global Security. (a) If the Company shall establish pursuant to Sections 2.02 and 3.01 that the Securities of a particular series are to be issued in whole or in part in the form of one or more Global Securities, then the Company shall execute and the Trustee or its agent shall, in accordance with Section 3.03 and the Company Order delivered to the Trustee or its agent thereunder, authenticate and deliver, such Global Security or Securities, which (i) shall represent, and shall be denominated in an amount equal to the aggregate principal amount of, the Outstanding Securities of such series to be represented by such Global Security or Securities, or such portion thereof as the Company shall specify in a Company Order, (ii) shall be registered in the name of the Depository for such Global Security or Securities or its nominee, (iii) shall be delivered by the Trustee or its agent to the Depository or pursuant to the Depository’s instruction and (iv) shall bear a legend substantially to the following effect: “Unless this certificate is presented by an authorized representative of the Depository to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of the nominee of the Depository or in such other name as is requested by an authorized representative of the Depository (and any payment is made to the nominee of the Depository or to such other entity as is requested by an authorized representative of the Depository), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, the nominee of the Depository, has an interest herein.”
          (b) Notwithstanding any other provision of this Section 2.04 or of Section 3.05, and subject to the provisions of paragraph (c) below, unless the terms of a Global Security expressly permit such Global Security to be exchanged in whole or in part for individual

Securities, a Global Security may be transferred, in whole but not in part and in the manner provided in Section 3.05, only to a nominee of the Depository for such Global Security, or to the Depository, or a successor Depository for such Global Security selected or approved by the Company, or to a nominee of such successor Depository.
          (c) (i) If at any time the Depository for a Global Security notifies the Company that it is unwilling or unable to continue as Depository for such Global Security or if at any time the Depository for the Securities for such series shall no longer be eligible or in good standing under the Securities Exchange Act of 1934, as amended, or other applicable statute or regulation, the Company shall appoint a successor Depository with respect to such Global Security. If a successor Depository for such Global Security is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility, the Company will execute, and the Trustee or its agent, upon receipt of a Company Request for the authentication and delivery of individual Securities of such series in exchange for such Global Security, will authenticate and deliver, individual Securities of such series of like tenor and terms in an aggregate principal amount equal to the principal amount of the Global Security in exchange for such Global Security.
     (ii) The Company may at any time and in its sole discretion determine that the Securities of any series or portion thereof issued or issuable in the form of one or more Global Securities shall no longer be represented by such Global Security or Securities. In such event the Company will execute, and the Trustee, upon receipt of a Company Request for the authentication and delivery of individual Securities of such series in exchange in whole or in part for such Global Security, will authenticate and deliver individual Securities of such series of like tenor and terms in definitive form in an aggregate principal amount equal to the principal amount of such Global Security or Securities representing such series or portion thereof in exchange for such Global Security or Securities.
     (iii) If specified by the Company pursuant to Sections 2.02 and 3.02 with respect to Securities issued or issuable in the form of a Global Security, the Depository for such Global Security may surrender such Global Security in exchange in whole or in part for individual Securities of such series of like tenor and terms in definitive form on such terms as are acceptable to the Company and such Depository. Thereupon the Company shall execute, and the Trustee or its agent shall authenticate and deliver, without service charge, (1) to each Person specified by such Depository a new Security or Securities of the same series of like tenor and terms and of any authorized denomination as requested by such Person in aggregate principal amount equal to and in exchange for such Person’s beneficial interest as specified by such Depository in the Global Security; and (2) to such Depository a new Global Security of like tenor and terms and in an authorized denomination equal to the difference, if any, between the principal amount of the surrendered Global Security and the aggregate principal amount of Securities delivered to Holders thereof.
     (iv) In any exchange provided for in any of the preceding three paragraphs, the Company will execute and the Trustee or its agent will authenticate and deliver individual Securities in definitive registered form in authorized denominations. Upon the exchange of the entire principal amount of a Global Security for individual Securities, such Global Security shall be canceled by the Trustee or its agent. Except as provided in the preceding paragraph, Securities issued in exchange for a Global Security pursuant to this Section shall be registered in such names and in such authorized denominations as the Depository for such Global Security, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee or the Security Registrar. The Trustee or the Security Registrar shall deliver at its Corporate Trust Office such Securities to the Persons in whose names such Securities are so registered.
ARTICLE III
The Securities
     SECTION 3.01 General Title; General Limitations; Issuable in Series; Terms of Particular Series. The aggregate principal amount of Securities which may be authenticated and delivered and Outstanding under this Indenture is not limited.
          The Securities may be issued in one or more series as from time to time may be authorized by the Board of Directors. There shall be established in or pursuant to a Board Resolution or in an indenture supplemental hereto, subject to Section 3.11, prior to the issuance of Securities of any such series:
          (1) the title of the Securities of such series (which shall distinguish the Securities of such series from Securities of any other series);
          (2) the Person to whom any interest on a Security of such series shall be payable, if other than the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest;
          (3) the date or dates on which the principal of the Securities of such series is payable;
          (4) the rate or rates at which the Securities of such series shall bear interest, if any, the date or dates from which such interest shall accrue, the Interest Payment Dates on which any such interest shall be payable and the Regular Record Date for any interest payable on any Interest Payment Date;
          (5) the place or places where the principal of and any premium and interest on Securities of such series shall be payable;
          (6) the period or periods within which, the Redemption Price or Prices or the Repayment Price or Prices, as the case may be, at which and the terms and conditions upon which Securities of such series may be redeemed or repaid (including the applicability of Section 11.09), as the case may be, in whole or in part, at the option of the Company or the Holder;
          (7) the obligation, if any, of the Company to purchase Securities of such series pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which Securities of such series shall be purchased, in whole or in part, pursuant to such obligation;

          (8) if other than denominations of $1,000 and any integral multiple thereof, the denominations in which Securities of such series shall be issuable;
          (9) provisions, if any, with regard to the conversion or exchange of the Securities of such series, at the option of the Holders thereof or the Company, as the case may be, for or into new Securities of a different series, Common Stock or other securities and, if the Securities of such series are convertible into Common Stock or other Marketable Securities, the Conversion Price therefor;
          (10) if other than U.S. dollars, the currency or currencies or units based on or related to currencies in which the Securities of such series shall be denominated and in which payments of principal of, and any premium and interest on, such Securities shall or may be payable;
          (11) if the principal of (and premium, if any) or interest, if any, on the Securities of such series are to be payable, at the election of the Company or a Holder thereof, in a coin or currency (including a composite currency) other than that in which the Securities are stated to be payable, the period or periods within which, and the terms and conditions upon which, such election may be made;
          (12) if the amount of payments of principal of (and premium, if any) or interest, if any, on the Securities of such series may be determined with reference to an index based on a coin or currency (including a composite currency) other than that in which the Securities are stated to be payable, the manner in which such amounts shall be determined;
          (13) any limit upon the aggregate principal amount of the Securities of such series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of such series pursuant to Sections 3.04, 3.05, 3.06, 9.06, 11.07 and 13.02 and except for any Securities which, pursuant to Section 3.03, are deemed never to have been authenticated and delivered hereunder);
          (14) provisions, if any, with regard to the exchange of Securities of such series, at the option of the Holders thereof, for other Securities of the same series of the same aggregate principal amount or of a different authorized series or different authorized denomination or denominations, or both;
          (15) provisions, if any, with regard to the appointment by the Company of an Authenticating Agent in one or more places other than the location of the office of the Trustee with power to act on behalf of the Trustee and subject to its direction in the authentication and delivery of the Securities of any one or more series in connection with such transactions as shall be specified in the provisions of this Indenture or in or pursuant to such Board Resolution or indenture supplemental hereto;
          (16) the portion of the principal amount of Securities of the series, if other than the principal amount thereof, which shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 5.02 or provable in bankruptcy pursuant to Section 5.04;

          (17) any Event of Default with respect to the Securities of such series, if not set forth herein, and any additions, deletions or other changes to the Events of Default set forth herein that shall be applicable to the Securities of such series;
          (18) any covenant solely for the benefit of the Securities of such series and any additions, deletions or other changes to the provisions of Article VIII, Article X or Section 1.01 or any definitions relating to such Article that would otherwise be applicable to the Securities of such series;
          (19) if Section 4.03 of this Indenture shall not be applicable to the Securities of such series and if Section 4.03 shall be applicable to any covenant or Event of Default established in or pursuant to a Board Resolution or in an indenture supplemental hereto as described above that has not already been established herein;
          (20) any amendments or modifications to the subordination provisions in Article XII;
          (21) if the Securities of such series shall be issued in whole or in part in the form of a Global Security or Securities, the terms and conditions, if any, upon which such Global Security or Securities may be exchanged in whole or in part for other individual Securities; and the Depository for such Global Security or Securities; and
          (22) any other terms of such series, including, without limitations, any restrictions on transfer related thereto.
all upon such terms as may be determined in or pursuant to such Board Resolution or indenture supplemental hereto with respect to such series.
          The form of the Securities of each series shall be established pursuant to the provisions of this Indenture in or pursuant to the Board Resolution or in the indenture supplemental hereto creating such series. The Securities of each series shall be distinguished from the Securities of each other series in such manner, reasonably satisfactory to the Trustee, as the Board of Directors may determine.
          Unless otherwise provided with respect to Securities of a particular series, the Securities of any series may only be issuable in registered form, without coupons.
          Any terms or provisions in respect of the Securities of any series issued under this Indenture may be determined pursuant to this Section by providing for the method by which such terms or provisions shall be determined.
          SECTION 3.02 Denominations. The Securities of each series shall be issuable in such denominations and currency as shall be provided in the provisions of this Indenture or in or pursuant to the Board Resolution or the indenture supplemental hereto creating such series. In the absence of any such provisions with respect to the Securities of any series, the Securities of that series shall be issuable only in fully registered form in denominations of $1,000 and any integral multiple thereof.
          SECTION 3.03 Execution, Authentication and Delivery and Dating. The Securities shall be executed on behalf of the Company by its Chief Executive Officer, its Chief Financial Officer, its Chief Operating Officer, one of its Vice Presidents or its Treasurer or any

Assistant Treasurer and attested by its Secretary or one of its Assistant Secretaries. The signature of any of these officers on the Securities may be manual or facsimile.
          Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.
          At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities executed by the Company to the Trustee for authentication; and the Trustee shall, upon Company Order, authenticate and deliver such Securities as in this Indenture provided and not otherwise.
          Prior to any such authentication and delivery, the Trustee shall be provided with the Officers’ Certificate and Opinion of Counsel required to be furnished to the Trustee pursuant to Section 1.02, and the Board Resolution and any certificate relating to the issuance of the series of Securities required to be furnished pursuant to Section 2.02, an Opinion of Counsel substantially to the effect that:
          (1) all instruments furnished to the Trustee conform to the requirements of the Indenture and constitute sufficient authority hereunder for the Trustee to authenticate and deliver such Securities;
          (2) the form and terms of such Securities have been established in conformity with the provisions of this Indenture;
          (3) all laws and requirements with respect to the execution and delivery by the Company of such Securities have been complied with, the Company has the corporate power to issue such Securities and such Securities have been duly authorized and delivered by the Company and, assuming due authentication and delivery by the Trustee, constitute legal, valid and binding obligations of the Company enforceable in accordance with their terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws and legal principles affecting creditors’ rights generally from time to time in effect and to general equitable principles, whether applied in an action at law or in equity) and entitled to the benefits of this Indenture, equally and ratably with all other Securities, if any, of such series Outstanding;
          (4) when applicable, the Indenture is qualified under the Trust Indenture Act; and
          (5) such other matters as the Trustee may reasonably request;
and, if the authentication and delivery relates to a new series of Securities created by an indenture supplemental hereto, also stating that all laws and requirements with respect to the form and execution by the Company of the supplemental indenture with respect to that series of Securities have been complied with, the Company has corporate power to execute and deliver any such supplemental indenture and has taken all necessary corporate action for those purposes and any such supplemental indenture has been duly executed and delivered and constitutes the legal, valid and binding obligation of the Company enforceable in accordance with its terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws and legal principles affecting creditors’ rights generally from time to time in effect and to general equitable principles, whether applied in an action at law or in equity).
          The Trustee shall not be required to authenticate such Securities if the issue thereof will adversely affect the Trustee’s own rights, duties or immunities under the Securities and this Indenture.
          Unless otherwise provided in the form of Security for any series, all Securities shall be dated the date of their authentication.
          No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual or facsimile signature, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder. Notwithstanding the foregoing, if any Security shall have been authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Security to the Trustee for cancellation as provided in Section 3.09, for all purposes of this Indenture such Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.
          SECTION 3.04 Temporary Securities. Pending the preparation of definitive Securities of any series, the Company may execute, and, upon receipt of the documents required by Section 3.03, together with a Company Order, the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as evidenced by their execution of such Securities.
          If temporary Securities of any series are issued, the Company will cause definitive Securities of such series to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities of such series shall be exchangeable for definitive Securities of such series upon surrender of the temporary Securities of such series at the office or agency of the Company in a Place of Payment, without charge to the Holder; and upon surrender for cancellation of any one or more temporary Securities the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of such series of authorized denominations and of like tenor and terms. Until so exchanged the temporary Securities of such series shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of such series.
          SECTION 3.05 Registration, Transfer and Exchange. The Company shall keep or cause to be kept a register or registers (herein sometimes referred to as the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities, or of Securities of a particular series, and of transfers of Securities or of Securities of such series. Any such register shall be in written form or in any other form capable of being converted into written form within a reasonable time. At all reasonable times the information contained in such register or registers shall be available for inspection by the Trustee at the office or agency to be maintained by the Company as provided in Section 10.02. There shall be only one Security Register per series of Securities.

          Subject to Section 2.04, upon surrender for registration of transfer of any Security of any series at the office or agency of the Company maintained for such purpose in a Place of Payment, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of such series of any authorized denominations, of a like aggregate principal amount and Stated Maturity and of like tenor and terms.
          Subject to Section 2.04, at the option of the Holder, Securities of any series may be exchanged for other Securities of such series of any authorized denominations, of a like aggregate principal amount and Stated Maturity and of like tenor and terms, upon surrender of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Securityholder making the exchange is entitled to receive.
          All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.
          Every Security presented or surrendered for registration of transfer or exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed, by the Holder thereof or his attorney duly authorized in writing.
          Unless otherwise provided in the Security to be registered for transfer or exchanged, no service charge shall be made on any Securityholder for any registration of transfer or exchange of Securities, but the Company may (unless otherwise provided in such Security) require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 3.04, 9.06 or 11.07 not involving any transfer.
          The Company shall not be required (i) to issue, register the transfer of or exchange any Security of any series during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Securities of such series selected for redemption under Section 11.03 and ending at the close of business on the date of such mailing, or (ii) to register the transfer of or exchange any Security so selected for redemption in whole or in part.
          None of the Company, the Trustee, any agent of the Trustee, any Paying Agent or the Security Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.
          SECTION 3.06 Mutilated, Destroyed, Lost and Stolen Securities. If (i) any mutilated Security is surrendered to the Trustee, or the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and (ii) there is delivered to the Company and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a protected purchaser, the Company shall execute and upon its written request the Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Security, a new Security of like tenor, series, Stated Maturity and principal amount, bearing a number not contemporaneously outstanding.
          In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.
          Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.
          Every new Security issued pursuant to this Section in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of the same series duly issued hereunder.
          The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.
          SECTION 3.07 Payment of Interest; Interest Rights Preserved. Unless otherwise provided with respect to such Security pursuant to Section 3.01, interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest.
          Any interest on any Security which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the registered Holder on the relevant Regular Record Date by virtue of his having been such Holder; and, except as hereinafter provided, such Defaulted Interest may be paid by the Company, at its election in each case, as provided in Clause (1) or Clause (2) below:
          (1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names any such Securities (or their respective Predecessor Securities) are registered at the close of business on a special record date for the payment of such Defaulted Interest, which shall be fixed in the following manner (the “Special Record Date”). The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each such Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this Clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 nor less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first class postage prepaid, to the Holder of each such Security at his address as it appears in the Security Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Persons in whose names such Securities (or their respective Predecessor Securities) are registered on such Special Record Date and shall no longer be payable pursuant to the following Clause (2).
          (2) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this Clause, such manner of payment shall be deemed practicable by the Trustee.
          If any installment of interest the Stated Maturity of which is on or prior to the Redemption Date for any Security called for redemption pursuant to Article XI is not paid or duly provided for on or prior to the Redemption Date in accordance with the foregoing provisions of this Section, such interest shall be payable as part of the Redemption Price of such Securities.
          Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon registration or transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.
          SECTION 3.08 Persons Deemed Owners. The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name any Security is registered as the owner of such Security for the purpose of receiving payment of principal of (and premium, if any), and (subject to Section 3.07) interest on, such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.
          None of the Company, the Trustee, any Paying Agent or the Security Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.
          SECTION 3.09 Cancellation. All Securities surrendered for payment, conversion, redemption, registration of transfer, exchange or credit against a sinking fund shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and, if not already canceled, shall be promptly canceled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly canceled by the Trustee. No Security shall be authenticated in lieu of or in exchange for any Securities canceled as provided in this Section, except as expressly permitted by this Indenture. The Trustee shall dispose of all canceled Securities in accordance with its standard procedures and deliver a certificate of such disposition to the Company upon its written request therefor.

          SECTION 3.10 Computation of Interest. Unless otherwise provided as contemplated in Section 3.01, interest on the Securities shall be calculated on the basis of a 360-day year of twelve 30-day months.
          SECTION 3.11 Delayed Issuance of Securities. Notwithstanding any contrary provision herein, if all Securities of a series are not to be originally issued at one time, it shall not be necessary for the Company to deliver to the Trustee an Officers’ Certificate, Board Resolution, indenture supplemental hereto, opinion of counsel or Company Order otherwise required pursuant to Sections 1.02, 2.02, 3.01 and 3.03 at or prior to the time of authentication of each Security of such series if such documents are delivered to the Trustee or its agent at or prior to the authentication upon original issuance of the first Security of such series to be issued; provided that any subsequent request by the Company to the Trustee to authenticate Securities of such series upon original issuance shall constitute a representation and warranty by the Company that as of the date of such request, the statements made in the Officers’ Certificate or other certificates delivered pursuant to Sections 1.02 and 2.02 shall be true and correct as if made on such date.
          A Company Order, Officers’ Certificate or Board Resolution or indenture supplemental hereto delivered by the Company to the Trustee in the circumstances set forth in the preceding paragraph may provide that Securities which are the subject thereof will be authenticated and delivered by the Trustee or its agent on original issue from time to time in the aggregate principal amount, if any, established for such series pursuant to such procedures reasonably acceptable to the Trustee as may be specified from time to time by Company Order upon the telephonic, electronic or written order of Persons designated in such Company Order, Officers’ Certificate, indenture supplemental hereto or Board Resolution (any such telephonic or electronic instructions to be promptly confirmed in writing by such Persons) and that such Persons are authorized to determine, consistent with such Company Order, Officers’ Certificate, indenture supplemental hereto or Board Resolution, such terms and conditions of said Securities as are specified in such Company Order, Officers’ Certificate, indenture supplemental hereto or Board Resolution.
ARTICLE IV
Satisfaction and Discharge
          SECTION 4.01 Satisfaction and Discharge of Indenture. This Indenture shall cease to be of further effect with respect to any series of Securities (except as to any surviving rights of conversion or registration of transfer or exchange of Securities of such series expressly provided for herein or in the form of Security for such series), and the Trustee, on receipt of a Company Request and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture as to such series, when:
          (1) either
               (A) all Securities of that series theretofore authenticated and delivered (other than (i) Securities of such series which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 3.06, and (ii) Securities of such series for whose payment money in the Required Currency has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 10.03) have been delivered to the Trustee canceled or for cancellation; or

               (B) all such Securities of that series not theretofore delivered to the Trustee canceled or for cancellation:
             (i) have become due and payable, or
             (ii) will become due and payable at their Stated Maturity within one year, or
        (iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of (i), (ii) or (iii) above, has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose an amount in the Required Currency sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee canceled or for cancellation, for principal (and premium, if any) and interest to the date of such deposit (in the case of Securities which have become due and payable), or to the Stated Maturity or Redemption Date, as the case may be;
        (2) the Company has paid or caused to be paid all other sums payable hereunder by the Company with respect to the Securities of such series; and
        (3) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture with respect to the Securities of such series have been complied with.
Notwithstanding the satisfaction and discharge of this Indenture with respect to any series of Securities, the obligations of the Company to the Trustee with respect to that series under Section 6.07 shall survive and the obligations of the Company and the Trustee under Sections 3.05, 3.06, 4.02, 10.02 and 10.03 shall survive such satisfaction and discharge.
          SECTION 4.02 Application of Trust Money. Subject to the provisions of the last paragraph of Section 10.03, all money deposited with the Trustee pursuant to Section 4.01 or Section 4.03 shall be held in trust and applied by it, in accordance with the provisions of the series of Securities in respect of which it was deposited and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.
          Anything herein to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or securities deposited with and held by it as provided in Section 4.03 and this Section 4.02 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent satisfaction and discharge, Discharge (as defined below) or covenant defeasance, provided that the Trustee shall not be required to liquidate any securities in order to comply with the provisions of this paragraph.

          SECTION 4.03 Defeasance Upon Deposit of Funds or Government Obligations. Unless pursuant to Section 3.01 provision is made that this Section shall not be applicable to the Securities of any series, at the Company’s option, either (a) the Company and the Guarantors shall be deemed to have been Discharged (as defined below) from their obligations with respect to any series of Securities after the applicable conditions set forth below have been satisfied or (b) the Company shall cease to be under any obligation to comply with any term, provision or condition set forth in Sections 10.05 and 10.06 and Article VIII (and any other Sections or covenants applicable to such Securities that are determined pursuant to Section 3.01 to be subject to this provision), the Guarantors shall be released from the Guarantees and Clause (4) of Section 5.01 of this Indenture (and any other Events of Default applicable to such Securities that are determined pursuant to Section 3.01 to be subject to this provision) shall be deemed not to be an Event of Default with respect to any series of Securities at any time after the applicable conditions set forth below have been satisfied:
               (1) the Company shall have deposited or caused to be deposited irrevocably with the Trustee as trust funds, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Securities of such series, (i) money in an amount, or (ii) the equivalent in securities of the government which issued the currency in which the Securities are denominated or government agencies backed by the full faith and credit of such government which through the payment of interest and principal in respect thereof in accordance with their terms will provide freely available funds on or prior to the due date of any payment, money in an amount, or (iii) a combination of (i) and (ii), sufficient, in the opinion (with respect to (ii) and (iii)) of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge each installment of principal (including mandatory sinking fund payments) and any premium of, interest on and any repurchase or redemption obligations with respect to the outstanding Securities of such series on the dates such installments of interest or principal or repurchase or redemption obligations are due (before such a deposit, if the Securities of such series are then redeemable or may be redeemed in the future pursuant to the terms thereof, in either case at the option of the Company, the Company may give to the Trustee, in accordance with Section 11.02, a notice of its election to redeem all of the Securities of such series at a future date in accordance with Article XI);
               (2) no Event of Default or event (including such deposit) which with notice or lapse of time would become an Event of Default with respect to the Securities of such series shall have occurred and be continuing on the date of such deposit (other than an Event of Default resulting from the borrowing of funds to be applied to such deposit);
               (3) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that Holders of the Securities of such series will not recognize income, gain or loss for Federal income tax purposes as a result of the Company’s exercise of its option under this Section 4.03 and will be subject to Federal income tax on the same amount and in the same manner and at the same times as would have been the case if such option had not been exercised, and, in the case of Securities being Discharged, accompanied by a ruling to that effect from the Internal Revenue Service, unless, as set forth in such Opinion of Counsel, there has been a change in the applicable federal income tax law since the date of this Indenture such that a ruling from the Internal Revenue Service is no longer required;

               (4) the Company shall have delivered to the Trustee an Officers’ Certificate stating that the deposit referred to in paragraph (1) above was not made by the Company with the intent of preferring the Holders over other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and
               (5) the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture with respect to the Securities of such series have been complied with.
          If the Company, at its option, with respect to a series of Securities, satisfies the applicable conditions pursuant to either clause (a) or (b) of the first sentence of this Section, then (x), in the event the Company satisfies the conditions to clause (a) and elects clause (a) to be applicable, each of the Guarantors shall be deemed to have paid and discharged the entire indebtedness represented by, and obligations under, its respective guarantee of the Securities of such series and to have satisfied all the obligations under this Indenture relating to the Securities of such series and (y) in either case, each of the Guarantors shall cease to be under any obligation to comply with any term, provision or condition set forth in Article VIII (and any other covenants applicable to such Securities that are determined pursuant to Section 3.01 to be subject to this provision), and clause (4) of Section 5.01 (and any other Events of Default applicable to such series of Securities that are determined pursuant to Section 3.01 to be subject to this provision) shall be deemed not to be an Event of Default with respect to such series of Securities at any time thereafter.
          “Discharged” means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by, and obligations under, the Securities of such series and to have satisfied all the obligations under this Indenture relating to the Securities of such series (and the Trustee, on receipt of a Company Request and at the expense of the Company, shall execute proper instruments acknowledging the same), except (A) the rights of Holders of Securities to receive, from the trust fund described in clause (1) above, payment of the principal and any premium of and any interest on such Securities when such payments are due; (B) the Company’s obligations with respect to such Securities under Sections 3.05, 3.06, 4.02, 6.07, 10.02 and 10.03; (C) the Company’s right of redemption, if any, with respect to any Securities of such series pursuant to Article XI, in which case the Company may redeem the Securities of such series in accordance with Article XI by complying with such Article and depositing with the Trustee, in accordance with Section 11.05, an amount of money sufficient, together with all amounts held in trust pursuant to Section 4.02 with respect to Securities of such series, to pay the Redemption Price of all the Securities of such series to be redeemed; and (D) the rights, powers, trusts, duties and immunities of the Trustee hereunder. A “Discharge” shall mean the meeting by the Company of the foregoing requirements.
          SECTION 4.04 Reinstatement. If the Trustee or Paying Agent is unable to apply any money or securities in accordance with Section 4.02 of this Indenture, by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s and, if applicable, the Guarantors’ obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 4.01 or 4.03 of this Indenture, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such money or securities in accordance with Section 4.02 of this Indenture; provided that, if the Company has made any payment of principal of or interest on any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or securities held by the Trustee or Paying Agent.
ARTICLE V
Remedies
          SECTION 5.01 Events of Default. “Event of Default”, wherever used herein, means with respect to any series of Securities any one of the following events (whatever the reason for such Event of Default and whether it shall be occasioned by the provisions of Article XII or voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), unless such event is either inapplicable to a particular series or it is specifically deleted or modified in or pursuant to the indenture supplemental hereto or Board Resolution creating such series of Securities or in the form of Security for such series:
          (1) default in the payment of any interest upon any Security of that series when it becomes due and payable, and continuance of such default for a period of 30 days; or
          (2) default in the payment of the principal of (or premium, if any, on) any Security of that series at its Maturity; or
          (3) default in the payment of any sinking or purchase fund or analogous obligation when the same becomes due by the terms of the Securities of such series; or
          (4) default in the performance, or breach, of any covenant or warranty of the Company, or any Guarantor in this Indenture in respect of the Securities of such series (other than a covenant or warranty in respect of the Securities of such series a default in the performance of which or the breach of which is elsewhere in this Section specifically dealt with), all of such covenants and warranties in the Indenture which are not expressly stated to be for the benefit of a particular series of Securities being deemed in respect of the Securities of all series for this purpose, and continuance of such default or breach for a period of 90 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Outstanding Securities of such series, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; or
          (5) the entry of an order for relief against the Company or any Material U.S. Subsidiary thereof under Title 11, United States Code (the “Federal Bankruptcy Act”) by a court having jurisdiction in the premises or a decree or order by a court having jurisdiction in the premises adjudging the Company or any Material U.S. Subsidiary thereof a bankrupt or insolvent under any other applicable Federal or State law, or the entry of a decree or order approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any Material U.S. Subsidiary thereof under the Federal Bankruptcy Act or any other applicable Federal or State law, or appointing a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or any Material U.S. Subsidiary thereof or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 90 consecutive days; or
          (6) the consent by the Company or any Material U.S. Subsidiary thereof to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under the Federal Bankruptcy Act or any other applicable Federal or State law, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or any Material U.S. Subsidiary thereof or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company or any Material U.S. Subsidiary thereof in furtherance of any such action; or
          (7) any Guarantee shall for any reason cease to be, or be asserted in writing by any Guarantor or the Company not to be, in full force and effect, enforceable in accordance with its terms, except to the extent contemplated by this Indenture and any such Guarantee; or
          (8) any other Event of Default provided in the indenture supplemental hereto or Board Resolution under which such series of Securities is issued or in the form of Security for such series.
          SECTION 5.02 Acceleration of Maturity; Rescission and Annulment. If an Event of Default described in paragraph (1), (2), (3), (4), (7) or (8) (if the Event of Default under paragraph (4) or (8) is with respect to less than all series of Securities then Outstanding) of Section 5.01 occurs and is continuing with respect to any series, then and in each and every such case, unless the principal of all the Securities of such series shall have already become due and payable, either the Trustee or the Holders of not less than 25% in aggregate principal amount of the Securities of such series then Outstanding hereunder (each such series acting as a separate class), by notice in writing to the Company (and to the Trustee if given by Holders), may declare the principal amount (or, if the Securities of such series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of that series) of all the Securities of such series and all accrued interest thereon to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable, anything in this Indenture or in the Securities of such series contained to the contrary notwithstanding. If an Event of Default described in paragraph (4) or (8) (if the Event of Default under paragraph (4) or (8) is with respect to all series of Securities then Outstanding), of Section 5.01 occurs and is continuing, then and in each and every such case, unless the principal of all the Securities shall have already become due and payable, either the Trustee or the Holders of not less than 25% in aggregate principal amount of all the Securities then Outstanding hereunder (treated as one class), by notice in writing to the Company (and to the Trustee if given by Holders), may declare the principal amount (or, if any Securities are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms thereof) of all the Securities then Outstanding and all accrued interest thereon to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable, anything in this Indenture or in the Securities contained to the contrary notwithstanding. If an Event of Default of the type set forth in paragraph (5) or (6) of Section 5.01 occurs and is continuing, the principal of and any interest on the Securities then outstanding shall become immediately due and payable.

          At any time after such a declaration of acceleration has been made with respect to the Securities of any or all series, as the case may be, and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in principal amount of the outstanding Securities of such series, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:
               (1) the Company has paid or deposited with the Trustee a sum sufficient to pay:
                    (A) all overdue installments of interest on the Securities of such series; and
                    (B) the principal of (and premium, if any, on) any Securities of such series which have become due otherwise than by such declaration of acceleration, and interest thereon at the rate or rates prescribed therefor by the terms of the Securities of such series, to the extent that payment of such interest is lawful; and
                    (C) interest upon overdue installments of interest at the rate or rates prescribed therefor by the terms of the Securities of such series to the extent that payment of such interest is lawful; and
                    (D) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and all other amounts due the Trustee under Section 6.07; and
               (2) all Events of Default with respect to such series of Securities, other than the nonpayment of the principal of the Securities of such series which have become due solely by such acceleration, have been cured or waived as provided in Section 5.13.
No such rescission shall affect any subsequent default or impair any right consequent thereon.
          SECTION 5.03 Collection of Indebtedness and Suits for Enforcement by Trustee. The Company covenants that if:
               (1) default is made in the payment of any installment of interest on any Security of any series when such interest becomes due and payable; or
               (2) default is made in the payment of the principal of (or premium, if any, on) any Security at the Maturity thereof; or
               (3) default is made in the payment of any sinking or purchase fund or analogous obligation when the same becomes due by the terms of the Securities of any series;
and any such default continues for any period of grace provided with respect to the Securities of such series, the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holder of any such Security (or the Holders of any such series in the case of Clause (3) above), the whole amount then due and payable on any such Security (or on the Securities of any such series in the case of Clause (3) above) for principal (and premium, if any) and interest, with interest, to the extent that payment of such interest shall be legally enforceable, upon the overdue principal (and premium, if any) and upon overdue installments of interest, at such rate or rates as may be prescribed therefor by the terms of any such Security (or of Securities of any such series in the case of Clause (3) above); and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and all other amounts due the Trustee under Section 6.07.
          If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, and may prosecute such proceeding to judgment or final decree, and may enforce the same against the Company or any other obligor upon the Securities of such series and collect the money adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon such Securities, wherever situated.
          If an Event of Default with respect to any series of Securities occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities of such series by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.
          SECTION 5.04 Trustee May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceedings or otherwise:
               (i) to file and prove a claim for the whole amount of principal (or portion thereof determined pursuant to Section 3.01(16) to be provable in bankruptcy) (and premium, if any) and interest owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary and advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and all other amounts due the Trustee under Section 6.07) and of the Securityholders allowed in such judicial proceeding; and
               (ii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;
and any receiver, assignee, trustee, liquidator, sequestrator (or other similar official) in any such judicial proceeding is hereby authorized by each Securityholder to make such payment to the Trustee and in the event that the Trustee shall consent to the making of such payments directly to the Securityholders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.07.

          Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Securityholder in any such proceeding.
          SECTION 5.05 Trustee May Enforce Claims Without Possession of Securities. All rights of action and claims under this Indenture or the Securities of any series may be prosecuted and enforced by the Trustee without the possession of any of the Securities of such series or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel and any other amounts due the Trustee under Section 6.07, be for the ratable benefit of the Holders of the Securities of the series in respect of which such judgment has been recovered.
          SECTION 5.06 Application of Money Collected. Any money collected by the Trustee with respect to a series of Securities pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, upon presentation of the Securities of such series and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:
          FIRST: To the payment of all amounts due the Trustee under Section 6.07.
          SECOND: Subject to Article XII, to the payment of the amounts then due and unpaid upon the Securities of that series for principal (and premium, if any) and interest, in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal (and premium, if any) and interest, respectively.
          THIRD: To the Company.
          SECTION 5.07 Limitation on Suits. No Holder of any Security of any series shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:
          (1) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to Securities of such series;
          (2) the Holders of not less than 25% in principal amount of the outstanding Securities of such series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;
          (3) such Holder or Holders have offered to the Trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request;
          (4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

          (5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Securities of such series;
it being understood and intended that no one or more Holders of Securities of such series shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of Securities of such series, or to obtain or to seek to obtain priority or preference over any other such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and proportionate benefit of all the Holders of all Securities of such series.
          SECTION 5.08 Unconditional Right of Securityholders to Receive Principal, Premium and Interest. Notwithstanding any other provisions in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of (and premium, if any) and (subject to Section 3.07) interest on such Security on the respective Stated Maturities expressed in such Security (or, in the case of redemption or repayment, on the Redemption Date or Repayment Date, as the case may be) and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder.
          SECTION 5.09 Restoration of Rights and Remedies. If the Trustee or any Securityholder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, then and in every such case the Company, the Trustee and the Securityholders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Securityholders shall continue as though no such proceeding had been instituted.
          SECTION 5.10 Rights and Remedies Cumulative. No right or remedy herein conferred upon or reserved to the Trustee or to the Securityholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.
          SECTION 5.11 Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Securityholders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Securityholders, as the case may be.
          SECTION 5.12 Control by Securityholders. The Holders of a majority in principal amount of the Outstanding Securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Securities of such series, provided that:
          (1) the Trustee shall have the right to decline to follow any such direction if the Trustee, being advised by counsel, determines that the action so directed may not lawfully be taken or would conflict with this Indenture or if the Trustee in good faith shall, by a Responsible Officer, determine that the proceedings so directed would involve it in personal liability or be unjustly prejudicial to the Holders not taking part in such direction, and
          (2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.
          SECTION 5.13 Waiver of Past Defaults. The Holders of not less than a majority in principal amount of the Outstanding Securities of any series may on behalf of the Holders of all the Securities of such series waive any past default hereunder with respect to such series and its consequences, except a default not theretofore cured:
          (1) in the payment of the principal of (or premium, if any) or interest on any Security of such series, or in the payment of any sinking or purchase fund or analogous obligation with respect to the Securities of such series, or
          (2) in respect of a covenant or provision hereof which under Article IX cannot be modified or amended without the consent of the Holder of each Outstanding Security of such series.
          Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.
          SECTION 5.14 Undertaking for Costs. All parties to this Indenture agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Securityholder, or group of Securityholders, holding in the aggregate more than 10% in principal amount of the Outstanding Securities of any series to which the suit relates, or to any suit instituted by any Securityholder for the enforcement of the payment of the principal of (or premium, if any) or interest on an Security on or after the respective Stated Maturities expressed in such Security (or, in the case of redemption or repayment, on or after the Redemption Date or Repayment Date, as the case may be).
          SECTION 5.15 Waiver of Stay or Extension Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE VI
The Trustee
          SECTION 6.01 Certain Duties and Responsibilities. (a) Except during the continuance of an Event of Default with respect to any series of Securities:
          (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture with respect to the Securities of such series, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and
          (2) in the absence of bad faith on its part, the Trustee may, with respect to Securities of such series, conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).
          (b) In case an Event of Default with respect to any series of Securities has occurred and is continuing, the Trustee shall exercise with respect to the Securities of such series such of the rights and powers vested in it by this Indenture and any indenture supplemental hereto or Board Resolution relating to such series of Securities, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.
          (c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:
          (1) this Subsection shall not be construed to limit the effect of Subsection (a) of this Section;
          (2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;
          (3) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in principal amount of the Outstanding Securities of any series relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Securities of such series; and
          (4) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

          (d) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.
          SECTION 6.02 Notice of Defaults. Within 90 days after the occurrence of any default hereunder with respect to Securities of any series, the Trustee shall transmit by mail to all Securityholders of such series, as their names and addresses appear in the Security Register, notice of such default hereunder known to the Trustee, unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of (or premium, if any) or interest on any Security of such series or in the payment of any sinking or purchase fund installment or analogous obligation with respect to Securities of such series, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interests of the Securityholders of such series; and provided, further, that in the case of any default of the character specified in Section 5.01(4) with respect to Securities of such series no such notice to Securityholders of such series shall be given until at least 90 days after the occurrence thereof. For the purpose of this Section, the term “default”, with respect to Securities of any series, means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to Securities of such series.
          SECTION 6.03 Certain Rights of Trustee. Except as otherwise provided in Section 6.01:
          (a) the Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;
          (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;
          (c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers’ Certificate;
          (d) the Trustee may consult with counsel and the written advice of such counsel or an Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;
          (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Securityholders pursuant to this Indenture, unless such Securityholders shall have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

          (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney;
          (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;
          (h) the Trustee shall not be charged with knowledge of any default (as defined in Section 6.02) or Event of Default with respect to the Securities of any series for which it is acting as Trustee unless either (1) a Responsible Officer of the Trustee assigned to the Corporate Trust Department of the Trustee (or any successor division or department of the Trustee) shall have actual knowledge of such default or Event of Default or (2) written notice of such default or Event of Default shall have been given to the Trustee by the Company or any other obligor on such Securities or by any Holder of such Securities;
          (i) the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture; and
          (j) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.
               SECTION 6.04 Not Responsible for Recitals or Issuance of Securities. The recitals contained herein and in the Securities, except the certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities. The Trustee shall not be accountable for the use or application by the Company of Securities or the proceeds thereof.
               SECTION 6.05 May Hold Securities. The Trustee, any Authenticating Agent, any Paying Agent, the Security Registrar, any Conversion Agent or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections 6.08 and 6.13, may otherwise deal with the Company or any Guarantor with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Security Registrar, Conversion Agent or such other agent.
               SECTION 6.06 Money Held in Trust. Subject to the provisions of Section 10.03 hereof, all moneys in any currency or currency received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company.

          SECTION 6.07 Compensation and Reimbursement. The Company agrees:
          (1) to pay to the Trustee from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);
          (2) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as shall be determined to have been caused by its own negligence or bad faith; and
          (3) to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.
          As security for the performance of the obligations of the Company under this Section the Trustee shall have a lien prior to the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of (and premium, if any) or interest on particular Securities.
          When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 5.01(5) or (6), the expenses and the compensation for the services are intended to constitute expenses of administration under any bankruptcy law.
          The Company’s obligations under this Section 6.07 and any lien arising hereunder shall survive the resignation or removal of any Trustee, the discharge of the Company’s obligations pursuant to Article IV of this Indenture and/or the termination of this Indenture.
          SECTION 6.08 Disqualification; Conflicting Interests. The Trustee for the Securities of any series issued hereunder shall be subject to the provisions of Section 310(b) of the Trust Indenture Act during the period of time provided for therein. In determining whether the Trustee has a conflicting interest as defined in Section 310(b) of the Trust Indenture Act with respect to the Securities of any series, there shall be excluded this Indenture with respect to Securities of any particular series of Securities other than that series. Nothing herein shall prevent the Trustee from filing with the Commission the application referred to in the second to last paragraph of Section 310(b) of the Trust Indenture Act.
          SECTION 6.09 Corporate Trustee Required; Eligibility. There shall at all times be a Trustee hereunder with respect to each series of Securities, which shall be either:
          (i) a corporation organized and doing business under the laws of the United States of America or of any State, authorized under such laws to exercise corporate trust powers and subject to supervision or examination by Federal or State authority, or

          (ii) a corporation or other Person organized and doing business under the laws of a foreign government that is permitted to act as Trustee pursuant to a rule, regulation or order of the Commission, authorized under such laws to exercise corporate trust powers, and subject to supervision or examination by authority of such foreign government or a political subdivision thereof substantially equivalent to supervision or examination applicable to United States institutional trustees;
in either case having a combined capital and surplus of at least $50,000,000. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. Neither the Company nor any Person directly or indirectly controlling, controlled by, or under common control with the Company shall serve as trustee for the Securities of any series issued hereunder. If at any time the Trustee with respect to any series of Securities shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect specified in Section 6.10.
          SECTION 6.10 Resignation and Removal (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under Section 6.11.
          (b) The Trustee may resign with respect to any series of Securities at any time by giving written notice thereof to the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.
          (c) The Trustee may be removed with respect to any series of Securities at any time by Act of the Holders of a majority in principal amount of the outstanding Securities of that series, delivered to the Trustee and to the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of removal, the removed Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.
          (d) If at any time:
          (1) the Trustee shall fail to comply with Section 310(b) of the Trust Indenture Act pursuant to Section 6.08 with respect to any series of Securities after written request therefor by the Company or by any Securityholder who has been a bona fide Holder of a Security of that series for at least six months, unless the Trustee’s duty to resign is stayed in accordance with the provisions of Section 310(b) of the Trust Indenture Act, or
          (2) the Trustee shall cease to be eligible under Section 6.09 with respect to any series of Securities and shall fail to resign after written request therefor by the Company or by any such Securityholder, or
          (3) the Trustee shall become incapable of acting with respect to any series of Securities, or

          (4) the Trustee shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company by a Board Resolution may remove the Trustee, with respect to the series, or in the case of Clause (4), with respect to all series, or (ii) subject to Section 5.14, any Securityholder who has been a bona fide Holder of a Security of such series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee with respect to the series, or, in the case of Clause (4), with respect to all series.
          (e) If the Trustee shall resign, be removed or become incapable of acting with respect to any series of Securities, or if a vacancy shall occur in the office of the Trustee with respect to any series of Securities for any cause, the Company, by Board Resolution, shall promptly appoint a successor Trustee for that series of Securities.
If, within one year after such resignation, removal or incapacity, or the occurrence of such vacancy, a successor Trustee with respect to such series of Securities shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee with respect to such series and supersede the successor Trustee appointed by the Company with respect to such series. If no successor Trustee with respect to such series shall have been so appointed by the Company or the Securityholders of such series and accepted appointment in the manner hereinafter provided, subject to Section 5.14, any Securityholder who has been a bona fide Holder of a Security of that series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to such series.
          (f) The Company shall give notice of each resignation and each removal of the Trustee with respect to any series and each appointment of a successor Trustee with respect to any series by mailing written notice of such event by first-class mail, postage prepaid, to the Holders of Securities of that series as their names and addresses appear in the Security Register. Each notice shall include the name of the successor Trustee and the address of its principal Corporate Trust Office.
          SECTION 6.11 Acceptance of Appointment by Successor. Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the predecessor Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the predecessor Trustee shall become effective with respect to any series as to which it is resigning or being removed as Trustee, and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the predecessor Trustee with respect to any such series; but, on request of the Company or the successor Trustee, such predecessor Trustee shall, upon payment of its reasonable charges, if any, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the predecessor Trustee, and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such predecessor trustee hereunder with respect to all or any such series, subject nevertheless to its lien, if any, provided for in Section 6.07. Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

          In case of the appointment hereunder of a successor Trustee with respect to the Securities of one or more (but not all) series, the Company, the predecessor Trustee and each successor Trustee with respect to the Securities of any applicable series shall execute and deliver an indenture supplemental hereto which shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the predecessor Trustee with respect to the Securities of any series as to which the predecessor Trustee is not being succeeded shall continue to be vested in the predecessor Trustee, and shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such indenture supplemental hereto shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be Trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee.
          No successor Trustee with respect to any series of Securities shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible with respect to that series under this Article.
          SECTION 6.12 Merger, Conversion, Consolidation or Succession to Business. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.
          SECTION 6.13 Preferential Collection of Claims Against Company. The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.
          SECTION 6.14 Appointment of Authenticating Agent. At any time when any of the Securities remain Outstanding the Trustee, with the approval of the Company, may appoint an Authenticating Agent or Agents with respect to one or more series of Securities which shall be authorized to act on behalf of the Trustee to authenticate Securities of such series issued upon original issuance, exchange, registration of transfer or partial redemption thereof or pursuant to Section 3.06, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to act as an Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and, if other than the Company itself, subject to supervision or examination by Federal or State authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.
          Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.
          An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and, if other than the Company, to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and, if other than the Company, to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee, with the approval of the Company, may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall mail written notice of such appointment by first-class mail, postage prepaid, to all Holders of Securities of the series with respect to which such Authenticating Agent will serve, as their names and addresses appear in the Security Register. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.
          The Company agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section.
          If an appointment with respect to one or more series is made pursuant to this Section, the Securities of such series may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternate certificate of authentication in the following form:
          This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK, as Trustee,

by
As Authenticating Agent

by
As Authorized Agent

Dated

ARTICLE VII
Securityholders’ Lists and Reports by
Trustee and Company
          SECTION 7.01 Company to Furnish Trustee Names and Addresses of Securityholders.
          The Company will furnish or cause to be furnished to the Trustee:
          (1) semi-annually, not more than 15 days after December 15 and June 15 in each year in such form as the Trustee may reasonably require, a list of the names and addresses of the Holders of Securities of each series as of such December 15 and June 15, as applicable, and
          (2) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished; provided, however, that if and so long as the Trustee shall be the Security Registrar for Securities of a series, no such list need be furnished with respect to such series of Securities.
          SECTION 7.02 Preservation of Information; Communications to Securityholders. (a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders of Securities contained in the most recent list furnished to the Trustee as provided in Section 7.01 and the names and addresses of Holders of Securities received by the Trustee in its capacity as Security Registrar, if so acting. The Trustee may destroy any list furnished to it as provided in Section 7.01 upon receipt of a new list so furnished.
          (b) If three or more Holders of Securities of any series (hereinafter referred to as “applicants”) apply in writing to the Trustee, and furnish to the Trustee reasonable proof that each such applicant has owned a Security of such series for a period of at least six months preceding the date of such application, and such application states that the applicants desire to communicate with other Holders of Securities of such series or with the Holders of all Securities with respect to their rights under this Indenture or under such Securities and is accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, then the Trustee shall, within five Business Days after the receipt of such application, at its election, either:
          (1) afford such applicants access to the information preserved at the time by the Trustee in accordance with Section 7.02(a), or
          (2) inform such applicants as to the approximate number of Holders of Securities of such series or all Securities, as the case may be, whose names and addresses appear in the information preserved at the time by the Trustee in accordance with Section 7.02(a), and as to the approximate cost of mailing to such Securityholders the form of proxy or other communication, if any, specified in such application.

          If the Trustee shall elect not to afford such applicants access to such information, the Trustee shall, upon the written request of such applicants, mail to each Holder of a Security of such series or to all Securityholders, as the case may be, whose names and addresses appear in the information preserved at the time by the Trustee in accordance with Section 7.02(a), a copy of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the Trustee of the material to be mailed and of payment, or provision for the payment, of the reasonable expenses of mailing, unless, within five days after such tender, the Trustee shall mail to such applicants and file with the Commission, together with a copy of the material to be mailed, a written statement to the effect that, in the opinion of the Trustee, such mailing would be contrary to the best interests of the Holders of Securities of such series or all Securityholders, as the case may be, or would be in violation of applicable law. Such written statement shall specify the basis of such opinion. If the Commission, after opportunity for a hearing upon the objections specified in the written statement so filed, shall enter an order refusing to sustain any of such objections or if, after the entry of an order sustaining one or more of such objections, the Commission shall find, after notice and opportunity for hearing, that all the objections so sustained have been met and shall enter an order so declaring, the Trustee shall mail copies of such material to all Securityholders of such series or all Securityholders, as the case may be, with reasonable promptness after the entry of such order and the renewal of such tender; otherwise the Trustee shall be relieved of any obligation or duty to such applicants respecting their application.
          (c) Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders of Securities in accordance with Section 7.02(b), regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under Section 7.02(b).
          SECTION 7.03 Reports by Trustee. (a) Within 60 days after May 15 of each year commencing with the first May 15 after the issuance of Securities, the Trustee shall transmit by mail, at the Company’s expense, to all Holders as their names and addresses appear in the Security Register, as provided in Trust Indenture Act 313(c), a brief report dated as of May 15 in accordance with and with respect to the matters required by Trust Indenture Act Section 313(a).
          (b) The Trustee shall transmit by mail, at the Company’s expense, to all Holders as their names and addresses appear in the Security Register, as provided in Trust Indenture Act 313(c), a brief report in accordance with and with respect to the matters required by Trust Indenture Act Section 313(b).
          (c) A copy of each such report shall, at the time of such transmission to Holders, be furnished to the Company and, in accordance with Trust Indenture Act Section 313(d), be filed by the Trustee with each stock exchange upon which the Securities are listed, and also with the Commission.
          SECTION 7.04 Reports by Company. The Company shall file with the Trustee, and transmit to Holders, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to such Act; provided that any such information, documents or reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 shall be filed with the Trustee within 15 days after the same is so required to be filed with the Commission. The Company also shall comply with the other provisions of Trust Indenture

Act Section 314(a). Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).
ARTICLE VIII
Consolidation, Merger, Conveyance or Transfer
          SECTION 8.01 Consolidation, Merger, Conveyance or Transfer on Certain Terms. None of the Company or any Guarantor shall consolidate with or merge into any other Person or convey or transfer its properties and assets substantially as an entirety to any Person, unless:
          (1) (a) in the case of the Company, the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer the properties and assets of the Company substantially as an entirety shall be organized and existing under the laws of the United States of America or any State thereof or the District of Columbia, and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, the due and punctual payment of the principal of (and premium, if any) and interest on all the Securities and the performance of every covenant of this Indenture (as supplemented from time to time) on the part of the Company to be performed or observed; (b) in the case of any Guarantor, the Person formed by such consolidation or into which such Guarantor is merged or the Person which acquires by conveyance or transfer the properties and assets of such Guarantor substantially as an entirety shall be either (i) the Company or another Guarantor or (ii) a Person organized and existing under the laws of the United States of America or any State thereof or the District of Columbia, and in the case of clause (ii), shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, the performance of every covenant of this Indenture (as supplemented from time to time) on the part of such Guarantor to be performed or observed;
          (2) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have happened and be continuing; and
          (3) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel each stating that such consolidation, merger, conveyance or transfer and such indenture supplemental hereto comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.
          Notwithstanding the foregoing, the provisions of this Section 8.01 shall not apply to any Guarantor if at such time such Guarantor has been released from its obligations under its Guarantee in accordance with Section 14.01(g).
          SECTION 8.02 Successor Person Substituted. Upon any consolidation or merger, or any conveyance or transfer of the properties and assets of the Company or any

Guarantor substantially as an entirety in accordance with Section 8.01, the successor Person formed by such consolidation or into which the Company or such Guarantor is merged or to which such conveyance or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company or such Guarantor, as the case may be, under this Indenture with the same effect as if such successor had been named as the Company or such Guarantor herein. In the event of any such conveyance or transfer, the Company or such Guarantor, as the case may be, as the predecessor shall be discharged from all obligations and covenants under this Indenture and the Securities and may be dissolved, wound up or liquidated at any time thereafter.
ARTICLE IX
Supplemental Indentures
          SECTION 9.01 Supplemental Indentures Without Consent of Securityholders. Without the consent of the Holders of any Securities, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form reasonably satisfactory to the Trustee, for any of the following purposes:
          (1) to evidence the succession of another corporation or Person to the Company or any Guarantor, and the assumption by any such successor of the respective covenants of the Company or any Guarantor herein and in the Securities contained; or
          (2) to add to the covenants of the Company or any Guarantor, or to surrender any right or power herein conferred upon the Company or any Guarantor, for the benefit of the Holders of the Securities of any or all series (and if such covenants or the surrender of such right or power are to be for the benefit of less than all series of Securities, stating that such covenants are expressly being included or such surrenders are expressly being made solely for the benefit of one or more specified series); or
          (3) to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture; or
          (4) to add to this Indenture such provisions as may be expressly permitted by the TIA, excluding, however, the provisions referred to in Section 316(a)(2) of the TIA as in effect at the date as of which this instrument was executed or any corresponding provision in any similar federal statute hereafter enacted; or
          (5) to establish any form of Security, as provided in Article II, to provide for the issuance of any series of Securities as provided in Article III and to set forth the terms thereof, and/or to add to the rights of the Holders of the Securities of any series; or
          (6) to evidence and provide for the acceptance of appointment by another corporation as a successor Trustee hereunder with respect to one or more series of Securities and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to Section 6.11; or

          (7) to add any additional Events of Default in respect of the Securities of any or all series (and if such additional Events of Default are to be in respect of less than all series of Securities, stating that such Events of Default are expressly being included solely for the benefit of one or more specified series); or
          (8) to provide for uncertificated Securities in addition to or in place of certificated Securities and to provide for bearer Securities; provided that uncertificated Securities are issued in registered form for purposes of Section 163(f) of the Internal Revenue Code of 1986, as amended, or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of such Internal Revenue Code; or
          (9) to provide for the terms and conditions of conversion into Common Stock or other Marketable Securities of the Securities of any series which are convertible into Common Stock or other Marketable Securities, if different from those set forth in Article XIII; or
          (10) to secure the Securities of any series pursuant to Section 10.06 or otherwise; or
          (11) to add additional guarantors in respect of the Securities; or
          (12) to make any other change that does not adversely affect the rights of the Holders of any or all series of Securities; or
          (13) to make any change necessary to comply with any requirement of the Commission in connection with the qualification of this Indenture or any supplemental indenture under the Trust Indenture Act.
          No supplemental indenture for the purposes identified in Clauses (2), (3), (5) or (7) above may be entered into if to do so would adversely affect the rights of the Holders of Outstanding Securities of any series in any material respect.
          SECTION 9.02 Supplemental Indentures with Consent of Securityholders. With the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities of all series affected by such supplemental indenture or indentures (acting as one class), by Act of said Holders delivered to the Company and the Trustee (in accordance with Section 1.04 hereof), the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of the Securities of each such series under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby:
          (1) change the Maturity of the principal of, or the Stated Maturity of any premium on, or any installment of interest on, any Security, or reduce the principal amount thereof or the interest or any premium thereon, or change the method of computing the amount of principal thereof or interest thereon on any date or change any Place of Payment where, or the coin or currency in which, any Security or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Maturity or the Stated Maturity, as the case may be, thereof (or, in the case of redemption or repayment, on or after the Redemption Date or the Repayment Date, as the case may be), or alter the provisions of this Indenture so as to affect adversely the terms, if any, of conversion of any Securities into Common Stock or other securities; or
          (2) reduce the percentage in principal amount of the Outstanding Securities of any series, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences, provided for in this Indenture; or
          (3) modify any of the provisions of this Section 9.02, Section 5.13 or Section 10.07, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby; or
          (4) impair or adversely affect the right of any Holder to institute suit for the enforcement of any payment on, or with respect to, the Securities of any series on or after the Stated Maturity of such Securities (or in the case of redemption, on or after the Redemption Date);
          (5) amend or modify Section 14.01 of this Indenture in any manner adverse to the rights of the Holders of the Outstanding Securities of any series; or
          (6) make any change in the terms of the subordination of the Securities in a manner adverse in any material respect to the Holders of any series of Outstanding Securities.
          For purposes of this Section 9.02, if the Securities of any series are issuable upon the exercise of warrants, each holder of an unexercised and unexpired warrant with respect to such series shall be deemed to be a Holder of Outstanding Securities of such series in the amount issuable upon the exercise of such warrant. For such purposes, the ownership of any such warrant shall be determined by the Company in a manner consistent with customary commercial practices. The Trustee for such series shall be entitled to rely on an Officers’ Certificate as to the principal amount of Securities of such series in respect of which consents shall have been executed by holders of such warrants.
          A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of Holders of Securities of any other series.
          It shall not be necessary for any Act of Securityholders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.
          SECTION 9.03 Subordination Unimpaired. This Indenture may not be amended at any time to alter the subordination, as provided herein, of any of the Securities then Outstanding without the written consent of the requisite holders of each series of Senior Debt (as determined in accordance with terms of the instrument governing such Senior Debt) then outstanding that would be adversely affected thereby.

          SECTION 9.04 Execution of Supplemental Indentures. In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 6.01) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.
          SECTION 9.05 Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby to the extent provided therein.
          SECTION 9.06 Conformity with Trust Indenture Act. Every supplemental indenture executed pursuant to this Article shall conform to the requirements of TIA as then in effect.
          SECTION 9.07 Reference in Securities to Supplemental Indentures. Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities.
ARTICLE X
Covenants
          SECTION 10.01 Payment of Principal, Premium and Interest. With respect to each series of Securities, the Company will duly and punctually pay the principal of (and premium, if any) and interest on such Securities in accordance with their terms and this Indenture, and will duly comply with all the other terms, agreements and conditions contained in, or made in the Indenture for the benefit of, the Securities of such series.
          SECTION 10.02 Maintenance of Office or Agency. The Company will maintain an office or agency in each Place of Payment where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer or exchange, where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served and where any Securities with conversion privileges may be presented and surrendered for conversion. The Company will give prompt written notice to the Trustee of the location, and of any change in the location, of such office or agency. If at any time the Company shall fail to maintain such office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee its agent to receive all such presentations, surrenders, notices and demands.

          Unless otherwise set forth in, or pursuant to, a Board Resolution or indenture supplemental hereto with respect to a series of Securities, the Company hereby initially designates as the Place of Payment for each series of Securities, the Borough of Manhattan, the City and State of New York, and initially appoints the Trustee at its Corporate Trust Office as the Company’s office or agency for each such purpose in such city.
          SECTION 10.03 Money for Security Payments to Be Held in Trust. If the Company shall at any time act as its own Paying Agent for any series of Securities, it will, on or before each due date of the principal of (and premium, if any) or interest on, any of the Securities of such series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal (and premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided, and will promptly notify the Trustee of its action or failure to act.
          Whenever the Company shall have one or more Paying Agents for any series of Securities, it will, on or prior to each due date of the principal of (and premium, if any) or interest on, any Securities of such series, deposit with a Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal (and premium, if any) or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.
          The Company will cause each Paying Agent other than the Trustee for any series of Securities to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:
          (1) hold all sums held by it for the payment of principal of (and premium, if any) or interest on Securities of such series in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;
          (2) give the Trustee notice of any default by the Company (or any other obligor upon the Securities of such series) in the making of any such payment of principal (and premium, if any) or interest on the Securities of such series; and
          (3) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.
          The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture with respect to any series of Securities or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent in respect of each and every series of Securities as to which it seeks to discharge this Indenture or, if for any other purpose, all sums so held in trust by the Company in respect of all Securities, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.
          Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (and premium, if any) or interest on any

Security of any series and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease. The Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company mail to the Holders of the Securities as to which the money to be repaid was held in trust, as their names and addresses appear in the Security Register, a notice that such moneys remain unclaimed and that, after a date specified in the notice, which shall not be less than 30 days from the date on which the notice was first mailed to the Holders of the Securities as to which the money to be repaid was held in trust, any unclaimed balance of such moneys then remaining will be paid to the Company free of the trust formerly impressed upon it.
          SECTION 10.04 Statement as to Compliance. The Company and each Guarantor will deliver to the Trustee, within 120 days after the end of each fiscal year, a written statement signed by the principal executive officer, principal financial officer or principal accounting officer of the Company or such Guarantor, as applicable, stating that:
          (1) a review of the activities of the Company or such Guarantor, as applicable, during such year and of performance under this Indenture and under the terms of the Securities has been made under his supervision; and
          (2) to the best of his knowledge, based on such review, the Company or such Guarantor, as applicable, has fulfilled all its obligations under this Indenture and has complied with all conditions and covenants on its part contained in this Indenture through such year, or, if there has been a default in the fulfillment of any such obligation, covenant or condition, specifying each such default known to him and the nature and status thereof.
          For the purpose of this Section 10.04, default and compliance shall be determined without regard to any grace period or requirement of notice provided pursuant to the terms of this Indenture.
          SECTION 10.05 Legal Existence. Subject to Article VIII, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its legal existence.
          SECTION 10.06 Limitation on Liens. Neither the Company nor any Material Subsidiary of the Company shall incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness For Borrowed Money that is secured by a lien on any asset now owned or hereafter acquired by it unless the Company makes or causes to be made effective provisions whereby the Securities issued under this Indenture will be secured by such lien equally and ratably with (or prior to) all other indebtedness thereby secured so long as any such indebtedness shall be secured. The foregoing restriction does not apply to the following:
     (i) liens existing as of the date of this Indenture;
     (ii) liens issued, created or assumed by Subsidiaries of the Company to secure indebtedness of such Subsidiaries to the Company or to one or more other Subsidiaries of the Company;

     (iii) liens affecting property of a Person existing at the time it becomes a Subsidiary of the Company or at the time it merges into or consolidates with the Company or a Subsidiary of the Company or at the time of a sale, lease or other disposition of all or substantially all of the properties of such Person to the Company or its Subsidiaries;
     (iv) liens on property or assets existing at the time of the acquisition thereof or incurred to secure payment of all or a part of the purchase price thereof or to secure indebtedness incurred prior to, at the time of, or within 18 months after the acquisition thereof for the purpose of financing all or part of the purchase price thereof, in a principal amount not exceeding 110% of the purchase price;
     (v) liens on any property to secure all or part of the cost of improvements or construction thereon or indebtedness incurred to provide funds for such purpose in a principal amount not exceeding 110% of the cost of such improvements or construction;
     (vi) liens on shares of stock, indebtedness or other securities of a Person that is not a Subsidiary of the Company;
     (vii) liens in respect of capital leases entered into after the date of this Indenture provided that such liens extend only to the property or assets that are the subject of such capital leases;
     (viii) liens resulting from progress payments or partial payments under United States government contracts or subcontracts;
     (ix) any extensions, renewal or replacement of any lien referred to in the foregoing clauses (i) through (viii) inclusive, or of any indebtedness secured thereby; provided, however, that the principal amount of indebtedness secured thereby shall not exceed the principal amount of indebtedness so secured at the time of such extension, renewal or replacement, or at the time the lien was issued, created or assumed or otherwise permitted and that such extension, renewal or replacement lien shall be limited to all or part of substantially the same property which secured the lien extended, renewed or replaced (plus improvements on such property);
     (x) liens securing Senior Debt and the related guarantees of such Senior Debt;
     (xi) liens granted in favor of the Trustee in accordance with Section 6.07 hereof; and
     (xii) other liens arising in connection with indebtedness of the Company and its Subsidiaries in an aggregate principal amount for the Company and its Subsidiaries not exceeding at the time such lien is issued, created or assumed the greater of (A) 15% of the Consolidated Net Worth of the Company and (B) $500 million.
          SECTION 10.07 Waiver of Certain Covenants. The Company may omit in respect of any series of Securities, in any particular instance, to comply with any covenant or condition set forth in Sections 10.05 or 10.06 or set forth in a Board Resolution or indenture supplemental hereto with respect to the Securities of such series, unless otherwise specified in such Board Resolution or indenture supplemental hereto, if before or after the time for such compliance the Holders of not less than a majority in principal amount of the Outstanding Securities of all series affected by such waiver (voting as one class) shall, by Act of such Securityholders delivered to the Company and the Trustee (in accordance with Section 1.04 hereof), either waive such compliance in such instance or generally waive compliance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such covenant or condition shall remain in full force and effect. Nothing in this Section 10.07 shall permit the waiver of compliance with any covenant or condition set forth in such Board Resolution or indenture supplemental hereto which, if in the form of an indenture supplemental hereto, would not be permitted by Section 9.02 without the consent of the Holder of each Outstanding Security affected thereby.
ARTICLE XI
Redemption of Securities
          SECTION 11.01 Applicability of Article. The Company may reserve the right to redeem and pay before Stated Maturity all or any part of the Securities of any series, either by optional redemption, sinking or purchase fund or analogous obligation or otherwise, by provision therefor in the form of Security for such series established and approved pursuant to Section 2.02 and on such terms as are specified in such form or in the Board Resolution or indenture supplemental hereto with respect to Securities of such series as provided in Section 3.01. Redemption of Securities of any series shall be made in accordance with the terms of such Securities and, to the extent that this Article does not conflict with such terms, the succeeding Sections of this Article. Notwithstanding anything to the contrary in this Indenture, except in the case of redemption pursuant to a sinking fund, the Trustee shall not make any payment in connection with the redemption of Securities until the close of business on the Redemption Date.
          SECTION 11.02 Election to Redeem; Notice to Trustee. The election of the Company to redeem any Securities redeemable at the election of the Company shall be evidenced by, or pursuant to authority granted by, a Board Resolution. In case of any redemption at the election of the Company of less than all of the Securities of any series, the Company shall, at least 45 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be reasonably satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Securities of such series and the Tranche (as defined in Section 11.03) to be redeemed.
          In the case of any redemption of Securities (i) prior to the expiration of any restriction on such redemption provided in the terms of such Securities or elsewhere in this Indenture, or (ii) pursuant to an election of the Company which is subject to a condition specified in the terms of such Securities, the Company shall furnish the Trustee with an Officers’ Certificate evidencing compliance with such restriction or condition.
          SECTION 11.03 Selection by Trustee of Securities to Be Redeemed. If less than all the Securities of like tenor and terms of any series (a “Tranche”) are to be redeemed, the particular Securities to be redeemed shall be selected not more than 45 days prior to the

Redemption Date by the Trustee, from the Outstanding Securities of such Tranche not previously called for redemption, by such method as the Trustee shall deem fair and appropriate and which may include provision for the selection for redemption of portions of the principal of Securities of such Tranche of a denomination larger than the minimum authorized denomination for Securities of that series. Unless otherwise provided in the terms of a particular series of Securities, the portions of the principal of Securities so selected for partial redemption shall be equal to the minimum authorized denomination of the Securities of such series, or an integral multiple thereof, and the principal amount which remains outstanding shall not be less than the minimum authorized denomination for Securities of such series. If less than all the Securities of unlike tenor and terms of a series are to be redeemed, the particular Tranche of Securities to be redeemed shall be selected by the Company.
          If any convertible Security selected for partial redemption is converted in part before the termination of the conversion right with respect to the portion of the Security so selected, the converted portion of such Security shall be deemed (so far as may be) to be the portion selected for redemption.
          Upon any redemption of fewer than all the Securities of a series, the Company and the Trustee may treat as Outstanding any Securities surrendered for conversion during the period of fifteen days next preceding the mailing of a notice of redemption, and need not treat as Outstanding any Security authenticated and delivered during such period in exchange for the unconverted portion of any Security converted in part during such period.
          The Trustee shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Security selected for partial redemption, the principal amount thereof to be redeemed.
          Securities shall be excluded from eligibility for selection for redemption if they are identified by registration and certificate number in a written statement signed by an authorized officer of the Company and delivered to the Trustee at least 45 days prior to the Redemption Date (unless a shorter period shall be reasonably satisfactory to the Trustee) as being owned of record and beneficially by, and not pledged or hypothecated by either, (a) the Company or (b) an entity specifically identified in such written statement as being an Affiliate of the Company.
          For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal of such Security which has been or is to be redeemed.
          SECTION 11.04 Notice of Redemption. Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 15 (unless otherwise provided in the Board Resolution or indenture supplemental hereto establishing the relevant series) nor more than 45 days prior to the Redemption Date, to each holder of Securities to be redeemed, at his address appearing in the Security Register.
          All notices of redemption shall state:
     (1) the Redemption Date;
     (2) the Redemption Price;

     (3) if less than all Outstanding Securities of any series are to be redeemed, the identification (and, in the case of partial redemption, the respective principal amounts) of the Securities to be redeemed;
     (4) that on the Redemption Date the Redemption Price will become due and payable upon each such Security, and that interest, if any, thereon shall cease to accrue from and after said date;
     (5) the place where such Securities are to be surrendered for payment of the Redemption Price, which shall be the office or agency of the Company in the Place of Payment;
     (6) that the redemption is on account of a sinking or purchase fund, or other analogous obligation, if that be the case;
     (7) if such Securities are convertible into Common Stock or other securities, the Conversion Price or other conversion price and the date on which the right to convert such Securities into Common Stock or other securities will terminate; and
     (8) if applicable, that the redemption may be rescinded by the Company, at its sole option, pursuant to Section 11.09 of this Indenture upon the occurrence of a Redemption Rescission Event.
          Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company; provided that if the Trustee is asked to give such notice it shall be given at least five (5) Business Days prior notice.
          SECTION 11.05 Deposit of Redemption Price. On or prior to any Redemption Date and subject to Section 11.09, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 10.03) an amount of money sufficient to pay the Redemption Price of all the Securities which are to be redeemed on that date. If any Security to be redeemed is converted into Common Stock or other securities, any money so deposited with the Trustee or a Paying Agent shall be paid to the Company upon Company Request or, if then so segregated and held in trust by the Company, shall be discharged from such trust.
          SECTION 11.06 Securities Payable on Redemption Date. Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, subject to Section 11.09, on the Redemption Date, become due and payable at the Redemption Price therein specified and from and after such date (unless the Company shall default in the payment of the Redemption Price) such Securities shall cease to bear interest and any rights to convert such Securities shall terminate. Upon surrender of such Securities for redemption in accordance with the notice and subject to Section 11.09, such Securities shall be paid by the Company at the Redemption Price. Unless otherwise provided with respect to such Securities pursuant to Section 3.01, installments of interest the Stated Maturity of which is on or prior to the Redemption Date shall be payable to the Holders of such Securities registered as such on the relevant Regular Record Dates according to their terms and the provisions of Section 3.07.

          If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal shall, until paid, bear interest from the Redemption Date at the rate borne by the Security, or as otherwise provided in such Security.
          SECTION 11.07 Securities Redeemed in Part. Any Security which is to be redeemed only in part shall be surrendered at the office or agency of the Company in the Place of Payment with respect to that series (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities of the same series and Stated Maturity and of like tenor and terms, of any authorized denomination as requested by such Holder in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.
          SECTION 11.08 Provisions with Respect to Any Sinking Funds. Unless the form or terms of any series of Securities shall provide otherwise, in lieu of making all or any part of any mandatory sinking fund payment with respect to such series of Securities in cash, the Company may at its option (1) deliver to the Trustee for cancellation any Securities of such series theretofore acquired by the Company or converted by the Holder thereof into Common Stock or other securities, or (2) receive credit for any Securities of such series (not previously so credited) acquired by the Company (including by way of optional redemption (pursuant to the sinking fund or otherwise but not by way of mandatory sinking fund redemption) or converted by the Holder thereof into Common Stock or other securities and theretofore delivered to the Trustee for cancellation, and if it does so then (i) Securities so delivered or credited shall be credited at the applicable sinking fund Redemption Price with respect to Securities of such series, and (ii) on or before the 60th day next preceding each sinking fund Redemption Date with respect to such series of Securities, the Company will deliver to the Trustee (A) an Officers’ Certificate specifying the portions of such sinking fund payment to be satisfied by payment of cash and by delivery or credit of Securities of such series acquired by the Company or converted by the Holder thereof, and (B) such Securities, to the extent not previously surrendered. Such Officers’ Certificate shall also state the basis for such credit and that the Securities for which the Company elects to receive credit have not been previously so credited and were not acquired by the Company through operation of the mandatory sinking fund, if any, provided with respect to such Securities and shall also state that no Event of Default with respect to Securities of such series has occurred and is continuing. All Securities so delivered to the Trustee shall be canceled by the Trustee and no Securities shall be authenticated in lieu thereof.
          If the sinking fund payment or payments (mandatory or optional) with respect to any series of Securities made in cash plus any unused balance of any preceding sinking fund payments with respect to Securities of such series made in cash shall exceed $50,000 (or a lesser sum if the Company shall so request), unless otherwise provided by the terms of such series of Securities, that cash shall be applied by the Trustee on the sinking fund Redemption Date with respect to Securities of such series next following the date of such payment to the redemption of Securities of such series at the applicable sinking fund Redemption Price with respect to Securities of such series, together with accrued interest, if any, to the date fixed for redemption, with the effect provided in Section 11.06. The Trustee shall select, in the manner provided in Section 11.03, for redemption on such sinking fund Redemption Date a sufficient principal amount of Securities of such series to utilize that cash and shall thereupon cause notice of redemption of the Securities of such series for the sinking fund to be given in the manner provided in Section 11.04 (and with the effect provided in Section 11.06) for the redemption of

Securities in part at the option of the Company. Any sinking fund moneys not so applied or allocated by the Trustee to the redemption of Securities of such series shall be added to the next cash sinking fund payment with respect to Securities of such series received by the Trustee and, together with such payment, shall be applied in accordance with the provisions of this Section 11.08. Any and all sinking fund moneys with respect to Securities of any series held by the Trustee at the Maturity of Securities of such series, and not held for the payment or redemption of particular Securities of such series, shall be applied by the Trustee, together with other moneys, if necessary, to be deposited sufficient for the purpose, to the payment of the principal of the Securities of such series at Maturity.
          On or before each sinking fund Redemption Date provided with respect to Securities of any series, the Company shall pay to the Trustee in cash a sum equal to all accrued interest, if any, to the date fixed for redemption on Securities to be redeemed on such sinking fund Redemption Date pursuant to this Section 11.08.
          SECTION 11.09 Rescission of Redemption. In the event that this Section 11.09 is specified to be applicable to a series of Securities pursuant to Section 3.01 and a Redemption Rescission Event shall occur following any day on which a notice of redemption shall have been given pursuant to Section 11.04 hereof but at or prior to the time and date fixed for redemption as set forth in such notice of redemption, the Company may, at its sole option, at any time prior to the earlier of (i) the close of business on that day which is two Trading Days following such Redemption Rescission Event and (ii) the time and date fixed for redemption as set forth in such notice, rescind the redemption to which such notice of redemption shall have related by making a public announcement of such rescission (the date on which such public announcement shall have been made being hereinafter referred to as the “Rescission Date”). The Company shall be deemed to have made such announcement if it shall issue a release to the Dow Jones New Service, Reuters Information Services or any successor news wire service. From and after the making of such announcement, the Company shall have no obligation to redeem Securities called for redemption pursuant to such notice of redemption or to pay the Redemption Price therefor and all rights of Holders of Securities shall be restored as if such notice of redemption had not been given. As promptly as practicable following the making of such announcement, the Company shall telephonically notify the Trustee and the Paying Agent of such rescission. The Company shall give notice of any such rescission by first-class mail, postage prepaid, mailed as promptly as practicable but in no event later than the close of business on that day which is five Trading Days following the Rescission Date to each Holder of Securities at the close of business on the Rescission Date, to any other Person that was a Holder of Securities and that shall have surrendered Securities for conversion following the giving of notice of the subsequently rescinded redemption and to the Trustee and the Paying Agent. Each notice of rescission shall (w) state that the redemption described in the notice of redemption has been rescinded, (x) state that any Converting Holder shall be entitled to rescind the conversion of Securities surrendered for conversion following the day on which notice of redemption was given but on or prior to the date of the mailing of the Company’s notice of rescission, (y) be accompanied by a form prescribed by the Company to be used by any Converting Holder rescinding the conversion of Securities so surrendered for conversion (and instructions for the completion and delivery of such form, including instructions with respect to any payment that may be required to accompany such delivery) and (z) state that such form must be properly completed and received by the Company no later than the close of business on a date that shall be 15 Trading Days following the date of the mailing of such notice of rescission.

ARTICLE XII
Subordination of Securities
          SECTION 12.01 Agreement of Subordination. The Company covenants and agrees, and each holder of Securities issued hereunder by his acceptance thereof likewise covenants and agrees, that all Securities shall be issued subject to the provisions of this Article XII; and each Securityholder, whether upon original issue or upon transfer or assignment thereof, accepts and agrees to be bound by such provisions.
          The payment of the principal of, premium, if any, and interest on all Securities issued hereunder shall, to the extent and in the manner hereinafter set forth, be subordinated and subject in right of payment to the prior payment in full of all Senior Indebtedness, whether outstanding at the date of this Indenture or thereafter incurred.
          The provisions of this Article XII define the subordination of the Securities, as obligations of the Company, with respect to Senior Indebtedness of the Company, as defined for the Company. All such provisions shall also be deemed to apply in the same way (mutatis mutandis) to each Guarantor, with appropriate corresponding references to the Senior Indebtedness of such Guarantor.
          No provision of this Article XII shall prevent the occurrence of any default or Event of Default hereunder.
          SECTION 12.02 Payments to Securityholders. In the event and during the continuation of any default in the payment of principal, premium, interest or any other payment due on any Senior Indebtedness of the Company continuing beyond the period of grace, if any, specified in the instrument or lease evidencing such Senior Indebtedness of the Company, then, unless and until such default shall have been cured or waived or shall have ceased to exist, no payment shall be made by the Company with respect to the principal of, or premium, if any, or interest on the Securities, except sinking fund payments made by the acquisition of Securities under Section 11.08 prior to the happening of such default and payments made pursuant to Article IV hereof from monies deposited with the Trustee pursuant thereto prior to the happening of such default.
          Upon any payment by the Company, or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any dissolution or winding-up or liquidation or reorganization of the Company, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all amounts due or to become due upon all Senior Indebtedness of the Company shall first be paid in full, or payment thereof provided for in money in accordance with its terms, before any payment is made on account of the principal (and premium, if any) or interest on the Securities (except sinking fund payments made by the acquisition of Securities under Section 11.08 and payments made pursuant to Article IV hereof from monies deposited with the Trustee pursuant thereto, in each case, prior to the happening of such dissolution, winding-up, liquidation or reorganization); and upon any such dissolution or winding-up or liquidation or reorganization any payment by the Company, or distribution of assets of the Company of and kind or character, whether in cash, property or securities, to which the holders of the Securities or the Trustee would be entitled, except for the provisions of this Article XII, shall (except as aforesaid) be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the holders of the Securities or by the Trustee under this Indenture if received by them or it, directly to the holders of Senior Indebtedness of the Company (pro rata to such holders on the basis of the respective amounts of Senior Indebtedness of the Company held by such holders, as calculated by the Company) or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any Senior Indebtedness of the Company may have been issued, as their respective interests may appear, to the extent necessary to pay all Senior Indebtedness of the Company in full, in money or money’s worth, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness of the Company, before any payment or distribution is made to the holders of the Securities or to the Trustee.
          In the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, prohibited by the foregoing, shall be received by the Trustee or the holders of the Securities before all Senior Indebtedness of the Company is paid in full, or provision is made for such payment in money in accordance with its terms, such payment or distribution shall be held in trust for the benefit of and shall be paid over or delivered to the holders of Senior Indebtedness of the Company or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any Senior Indebtedness of the Company may have been issued, as their respective interests may appear, as calculated by the Company, for application to the payment of all Senior Indebtedness of the Company remaining unpaid to the extent necessary to pay all Senior Indebtedness of the Company in full in money in accordance with its terms, after giving effect to any concurrent payment or distribution to or for the holders of such Senior Indebtedness.
          For purposes of this Article XII, the words, “cash, property or securities” shall not be deemed to include shares of stock of the Company as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinated at least to the extent provided in this Article XII with respect to the Securities to the payment of all Senior Indebtedness of the Company which may at the time be outstanding; provided that (i) the Senior Indebtedness of the Company is assumed by the new corporation, if any, resulting from any such reorganization or readjustment, and (ii) the rights of the holders of the Senior Indebtedness of the Company (other than leases) and of leases which are assumed are not, without the consent of such holders, altered by such reorganization or readjustment. The consolidation of the Company with, or the merger of the Company into, another corporation or the liquidation or dissolution of the Company following the conveyance or transfer of its property as an entirety, or substantially as an entirety, to another corporation upon the terms and conditions provided for in Article 8 hereof shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section 12.02 if such other corporation shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions stated in Article 8 hereof. Nothing in this Section 12.02 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 6.07.
          SECTION 12.03 Subrogation of Securities. Subject to the payment in full of all Senior Indebtedness of the Company, the rights of the holders of the Securities shall be subrogated to the rights of the holders of Senior Indebtedness of the Company to receive payments or distributions of cash, property or securities of the Company applicable to the Senior Indebtedness of the Company until the principal of (and premium, if any) and interest on the Securities shall be paid in full; and, for the purposes of such subrogation, no payments or distributions to the holders of the Senior Indebtedness of the Company of any cash, property or securities to which the holders of the Securities or the Trustee would be entitled except for the provisions of this Article XII no payment over pursuant to the provisions of this Article XII, to or for the benefit of the holders of Senior Indebtedness of the Company by holders of the Securities or the Trustee, shall, as between the Company, its creditors other than holders of Senior Indebtedness of the Company, and the holders of the Securities, be deemed to be a payment by the Company to or on account of the Senior Indebtedness of the Company. It is understood that the provisions of this Article XII are and are intended solely for the purpose of defining the relative rights of the holders of the Securities, on the one hand, and the holders of the Senior Indebtedness of the Company, on the other hand.
          Nothing contained in this Article XII or elsewhere in this Indenture or in the Securities is intended to or shall impair, as between the Company, its creditors other than the holders of its Senior Indebtedness, and the holders of the Securities, the obligation of the Company, which is absolute and unconditional, to pay to the holders of the Securities the principal of (and premium, if any) and interest on the Securities as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the holders of the Securities and creditors of the Company other than the holders of its Senior Indebtedness, nor shall anything herein or therein prevent the Trustee or the holder of any Security from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article XII of the holders of Senior Indebtedness of the Company in respect of cash, property or securities of the Company received upon the exercise of any such remedy.
          Upon any payment or distribution of assets of the Company referred to in this Article XII, the Trustee, subject to the provisions of Section 6.01, and the holders of the Securities shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding-up, liquidation or reorganization proceedings are pending, or a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, delivered to the Trustee or to the holders of the Securities, for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article XII.
          SECTION 12.04 Authorization by Securityholders. Each holder of a Security by his acceptance thereof authorizes and directs the Trustee in his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article XII appoints the Trustee his attorney-in-fact for any and all such purposes.
          SECTION 12.05 Notice to Trustee. The Company shall give promptly written notice to a Responsible Officer of the Trustee of any fact known to the Company which would prohibit the making of any payment of monies to or by the Trustee in respect of the Securities pursuant to the provisions of this Article XII. Notwithstanding the provisions of this Article XII or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment of monies to or by the Trustee in respect of the Securities pursuant to the provisions of this Article XII, unless and until a Responsible Officer of the Trustee shall have received written notice thereof at the Corporate Trust Office of the Trustee from the Company or a holder or holders of Senior Indebtedness or from any trustee therefor; and before the receipt of any such written notice, the Trustee, subject to the provisions of Section 6.01, shall be entitled in all respects to assume that no such facts exist; provided that if on a date not fewer than three Business Days prior to the date upon which by the terms hereof any such monies may become payable for any purpose (including, without limitation, the payment of the principal of (or premium, if any) or interest on any Security) the Trustee shall not have received, with respect to such monies, the notice provided for in this

Section 12.05, then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such monies and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such prior date.
          Notwithstanding anything to the contrary hereinbefore set forth, nothing shall prevent any payment by the Company or the Trustee to the Securityholders of monies in connection with a redemption of Securities if (i) notice of such redemption has been given pursuant to Article XI or Section 4.01 hereof prior to the receipt by the Trustee of written notice as aforesaid, and (ii) such notice of redemption is given not earlier than 60 days before the redemption date.
          The Trustee conclusively shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Indebtedness of the Company (or a trustee on behalf of such holder) to establish that such notice has been given by a holder of Senior Indebtedness of the Company or a trustee on behalf of any such holder or holders. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness of the Company to participate in any payment or distribution pursuant to this Article XII, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness of the Company held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article XII, and if such evidence is not furnished the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.
          SECTION 12.06 Trustee’s Relation to Senior Indebtedness. The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article XII in respect of any Senior Indebtedness of the Company at any time held by it, to the same extent as any other holder of Senior Indebtedness of the Company and nothing elsewhere in this Indenture shall deprive the Trustee of any of its rights as such holder.
          With respect to the holders of Senior Indebtedness of the Company, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article XII, and no implied covenants or obligations with respect to the holders of Senior Indebtedness of the Company shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness of the Company and the Trustee shall not be liable to any holder of Senior Indebtedness of the Company if it shall pay over or deliver to holders of Securities, the Company or any other Person money or assets to which any holder of Senior Indebtedness of the Company shall be entitled by virtue of this Article XII or otherwise.
          SECTION 12.07 No Impairment of Subordination. No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof which any such holder may have or otherwise be charge with.
          SECTION 12.08 Rights of Trustee. Nothing in this Article XII shall apply to claims of or payments to, the Trustee pursuant to Section 6.07 or 4.02.

          SECTION 12.09 Article XII Applicable to Paying Agents. The term “Trustee” as used in this Article XII, shall (unless the context otherwise requires) be construed as extending to and including the Paying Agent within its meaning as fully for all intents and purposes as if the Paying Agent were named in this Article XII in addition to in place of the Trustee; provided, however, that Sections 12.06 and 12.08 shall not apply to the Company or any Affiliate of the Company if it or such Affiliate acts as Paying Agent.
ARTICLE XIII
Conversion
          SECTION 13.01 Conversion Privilege. In the event that this Article XIII is specified to be applicable to a series of Securities pursuant to Section 3.01, the Holder of a Security of such series shall have the right, at such Holder’s option, to convert, in accordance with the terms of such series of Securities and this Article XIII, all or any part (in a denomination of, unless otherwise specified in a Board Resolution or indenture supplemental hereto with respect to Securities of such series, $1,000 in principal amount or any integral multiple thereof) of such Security into shares of Common Stock or other Marketable Securities specified in such Board Resolution or any indenture supplement hereto at any time or, as to any Securities called for redemption, at any time prior to the time and date fixed for such redemption (unless the Company shall default in the payment of the Redemption Price, in which case such right shall not terminate at such time and date).
          SECTION 13.02 Conversion Procedure; Rescission of Conversion; Conversion Price; Fractional Shares. (a) Each Security to which this Article is applicable shall be convertible at the office of the Conversion Agent, and at such other place or places, if any, specified in a Board Resolution with respect to the Securities of such series, into fully paid and nonassessable shares (calculated to the nearest 1/100th of a share) of Common Stock or other Marketable Securities. The Securities will be converted into shares of Common Stock or such other Marketable Securities at the Conversion Price therefor. No payment or adjustment shall be made in respect of dividends on the Common Stock or such other Marketable Securities, or accrued interest on a converted Security except as described in Section 13.09. The Company may, but shall not be required, in connection with any conversion of Securities, to issue a fraction of a share of Common Stock or of such other Marketable Security, and, if the Company shall determine not to issue any such fraction, the Company shall, subject to Section 13.03(4), make a cash payment (calculated to the nearest cent) equal to such fraction multiplied by the Closing Price of the Common Stock or such other Marketable Security on the last Trading Day prior to the date of conversion.
          (b) Before any Holder of a Security shall be entitled to convert the same into Common Stock or other Marketable Securities, such Holder shall surrender such Security duly endorsed to the Company or in blank, at the office of the Conversion Agent or at such other place or places, if any, specified in a Board Resolution or indenture supplemental hereto with respect to the Securities of such series, and shall give written notice to the Company at said office or place that he elects to convert the same and shall state in writing therein the principal amount of Securities to be converted and the name or names (with addresses) in which he wishes the certificate or certificates for Common Stock or for such other Marketable Securities to be issued; provided, however, that no Security or portion thereof shall be accepted for conversion unless the principal amount of such Security or such portion, when added to the principal amount of all other Securities or portions thereof then being surrendered by the Holder thereof for conversion, exceeds the then effective Conversion Price with respect thereto. If more than one Security shall be surrendered for conversion at one time by the same Holder, the number of full shares of Common Stock or such other Marketable Securities which shall be deliverable upon conversion shall be computed on the basis of the aggregate principal amount of the Securities (or specified portions thereof to the extent permitted thereby) so surrendered. Subject to the next succeeding sentence, the Company will, as soon as practicable thereafter, issue and deliver at said office or place to such Holder of a Security, or to his nominee or nominees, certificates for the number of full shares of Common Stock or other Marketable Security to which he shall be entitled as aforesaid, together, subject to the last sentence of paragraph (a) above, with cash in lieu of any fraction of a share to which he would otherwise be entitled. The Company shall not be required to deliver certificates for shares of Common Stock or other Marketable Securities while the stock transfer books for such stock or the transfer books for such Marketable Securities, as the case may be, or the Security Register are duly closed for any purpose, but certificates for shares of Common Stock or other Marketable Securities shall be issued and delivered as soon as practicable after the opening of such books or Security Register. A Security shall be deemed to have been converted as of the close of business on the date of the surrender of such Security for conversion as provided above, and the person or persons entitled to receive the Common Stock or other Marketable Securities issuable upon such conversion shall be treated for all purposes as the record Holder or Holders of such Common Stock or other Marketable Securities as of the close of business on such date. In case any Security shall be surrendered for partial conversion, the Company shall execute and the Trustee shall authenticate and deliver to or upon the written order of the Holder of the Securities so surrendered, without charge to such Holder (subject to the provisions of Section 13.08), a new Security or Securities in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Security.
          (c) Notwithstanding anything to the contrary contained herein, in the event the Company shall have rescinded a redemption of Securities pursuant to Section 11.09 hereof, any Holder of Securities that shall have surrendered Securities for conversion following the day on which notice of the subsequently rescinded redemption shall have been given but prior to the later of (a) the close of business on the Trading Day next succeeding the date on which public announcement of the rescission of such redemption shall have been made and (b) the date of the mailing of the notice of rescission required by Section 11.09 hereof (a “Converting Holder”) may rescind the conversion of such Securities surrendered for conversion by (i) properly completing a form prescribed by the Company and mailed to Holders of Securities (including Converting Holders) with the Company’s notice of rescission, which form shall provide for the certification by any Converting Holder rescinding a conversion on behalf of any beneficial owner (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934) of Securities that the beneficial ownership (within the meaning of such Rule) of such Securities shall not have changed from the date on which such Securities were surrendered for conversion to the date of such certification and (ii) delivering such form to the Company no later than the close of business on that date which is fifteen Trading Days following the date of the mailing of the Company’s notice of rescission. The delivery of such form by a Converting Holder shall be accompanied by (x) any certificates representing shares of Common Stock or other securities issued to such Converting Holder upon a conversion of Securities that shall be rescinded by the proper delivery of such form (the “Surrendered Securities”), (y) any securities, evidences of indebtedness or assets (other than cash) distributed by the Company to such Converting Holder by reason of such Converting Holder being a record holder of Surrendered Securities and (z) payment in New York Clearing House funds or other funds acceptable to the Company of an amount equal to the sum of (I) any cash such Converting Holder may have received in lieu of the issuance of fractional Surrendered Securities and (II) any cash paid or payable by the Company to such Converting Holder by reason of such Converting Holder being a record holder of Surrendered Securities. Upon receipt by the

Company of any such form properly completed by a Converting Holder and any certificates, securities, evidences of indebtedness, assets or cash payments required to be returned by such Converting Holder to the Company as set forth above, the Company shall instruct the transfer agent or agents for shares of Common Stock or other securities to cancel any certificates representing Surrendered Securities (which Surrendered Securities shall be deposited in the treasury of the Company) and shall instruct the Registrar to reissue certificates representing Securities to such Converting Holder (which Securities shall be deemed to have been outstanding at all times during the period following their surrender for conversion). The Company shall, as promptly as practicable, and in no event more than five Trading Days following the receipt of any such properly completed form and any such certificates, securities, evidences of indebtedness, assets or cash payments required to be so returned, pay to the Holder of Securities surrendered to the Company pursuant to a rescinded conversion or as otherwise directed by such Holder any interest paid or other payment made to Holders of Securities during the period from the time such Securities shall have been surrendered for conversion to the rescission of such conversion. All questions as to the validity, form, eligibility (including time of receipt) and acceptance of any form submitted to the Company to rescind the conversion of Securities, including questions as to the proper completion or execution of any such form or any certification contained therein, shall be resolved by the Company, whose determination shall be final and binding.
          SECTION 13.03 Adjustment of Conversion Price for Common Stock or Marketable Securities. The Conversion Price with respect to any Security which is convertible into Common Stock or other Marketable Securities shall be adjusted from time to time as follows:
          (1) In case the Company shall, at any time or from time to time while any of such Securities are outstanding, (i) pay a dividend in shares of its Common Stock or other Marketable Securities, (ii) combine its outstanding shares of Common Stock or other Marketable Securities into a smaller number of shares or securities, (iii) subdivide its outstanding shares of Common Stock or other Marketable Securities or (iv) issue by reclassification of its shares of Common Stock or other Marketable Securities any shares of stock or other Marketable Securities of the Company, then the Conversion Price in effect immediately before such action shall be adjusted so that the Holders of such Securities, upon conversion thereof into Common Stock or other Marketable Securities immediately following such event, shall be entitled to receive the kind and amount of shares of capital stock of the Company or other Marketable Securities which they would have owned or been entitled to receive upon or by reason of such event if such Securities had been converted immediately before the record date (or, if no record date, the effective date) for such event. An adjustment made pursuant to this Section 13.03(1) shall become effective retroactively immediately after the record date in the case of a dividend or distribution and shall become effective retroactively immediately after the effective date in the case of a subdivision, combination or reclassification. For the purposes of this Section 13.03(1), each Holder of Securities shall be deemed to have failed to exercise any right to elect the kind or amount of securities receivable upon the payment of any such dividend, subdivision, combination or reclassification (provided that if the kind or amount of securities receivable upon such dividend, subdivision, combination or reclassification is not the same for each nonelecting share, then the kind and amount of securities or other property receivable upon such dividend, subdivision, combination or reclassification for each nonelecting share shall be deemed to be the kind and amount so receivable per share by a plurality of the nonelecting shares).
          (2) In case the Company shall, at any time or from time to time while any of such Securities are outstanding, issue rights or warrants to all holders of shares of its

Common Stock or other Marketable Securities entitling them (for a period expiring within 45 days after the record date for such issuance) to subscribe for or purchase shares of Common Stock or other Marketable Securities (or securities convertible into shares of Common Stock or other Marketable Securities) at a price per share less than the Current Market Price of the Common Stock or other Marketable Securities at such record date (treating the price per share of the securities convertible into Common Stock or other Marketable Securities as equal to (x) the sum of (i) the price for a unit of the security convertible into Common Stock or other Marketable Securities plus (ii) any additional consideration initially payable upon the conversion of such security into Common Stock or other Marketable Securities divided by (y) the number of shares of Common Stock or other Marketable Securities initially underlying such convertible security), the Conversion Price with respect to such Securities shall be adjusted so that it shall equal the price determined by dividing the Conversion Price in effect immediately prior to the date of issuance of such rights or warrants by a fraction, the numerator of which shall be the number of shares of Common Stock or other Marketable Securities outstanding on the date of issuance of such rights or warrants plus the number of additional shares of Common Stock or other Marketable Securities offered for subscription or purchase (or into which the convertible securities so offered are initially convertible), and the denominator of which shall be the number of shares of Common Stock or other Marketable Securities outstanding on the date of issuance of such rights or warrants plus the number of shares or securities which the aggregate offering price of the total number of shares or securities so offered for subscription or purchase (or the aggregate purchase price of the convertible securities so offered plus the aggregate amount of any additional consideration initially payable upon conversion of such Securities into Common Stock or other Marketable Securities) would purchase at such Current Market Price of the Common Stock or other Marketable Securities. Such adjustment shall become effective retroactively immediately after the record date for the determination of stockholders entitled to receive such rights or warrants.
          (3) In case the Company shall, at any time or from time to time while any of such Securities are outstanding, distribute to all holders of shares of its Common Stock or other Marketable Securities (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation and the Common Stock or other Marketable Securities are not changed or exchanged) cash, evidences of its indebtedness, securities or assets (excluding (i) regular periodic cash dividends in amounts, if any, determined from time to time by the Board of Directors, (ii) in dividends payable in shares of Common Stock or other Marketable Securities for which adjustment is made under Section 13.03(1) or (iii) rights or warrants to subscribe for or purchase securities of the Company (excluding those referred to in Section 13.03(2)), then in each such case the Conversion Price with respect to such Securities shall be adjusted so that it shall equal the price determined by dividing the Conversion Price in effect immediately prior to the date of such distribution by a fraction, the numerator of which shall be the Current Market Price of the Common Stock or other Marketable Securities on the record date referred to below, and the denominator of which shall be such Current Market Price of the Common Stock or other Marketable Securities less the then fair market value (as determined by the Board of Directors of the Company, whose determination shall be conclusive) of the portion of the cash or assets or evidences of indebtedness or securities so distributed or of such subscription rights or warrants applicable to one share of Common Stock or one other Marketable Security (provided that such denominator shall never be less than 1.0); provided, however, that no adjustment shall be made with respect to any distribution of rights to purchase securities of the Company if a Holder of Securities would otherwise be entitled to receive such rights upon conversion at any time of such Securities into Common Stock or other Marketable Securities unless such rights are subsequently redeemed by the Company, in which case such redemption shall be treated for purposes of this Section as a dividend on the Common Stock or other Marketable Securities. Such adjustment shall become effective retroactively immediately after the record date for the determination of stockholders or holders of Marketable Securities entitled to receive such distribution; and in the event that such distribution is not so made, the Conversion Price shall again be adjusted to the Conversion Price which would then be in effect if such record date had not been fixed.
          (4) The Company shall be entitled to make such additional adjustments in the Conversion Price, in addition to those required by subsections 13.03(1), 13.03(2) and 13.03(3), as shall be necessary in order that any dividend or distribution of Common Stock or other Marketable Securities, any subdivision, reclassification or combination of shares of Common Stock or other Marketable Securities or any issuance of rights or warrants referred to above shall not be taxable to the holders of Common Stock or other Marketable Securities for United States Federal income tax purposes.
          (5) In any case in which this Section 13.03 shall require that any adjustment be made effective as of or retroactively immediately following a record date, the Company may elect to defer (but only for five (5) Trading Days following the filing of the statement referred to in Section 13.05) issuing to the Holder of any Securities converted after such record date the shares of Common Stock and other capital stock of the Company or other Marketable Securities issuable upon such conversion over and above the shares of Common Stock and other capital stock of the Company or other Marketable Securities issuable upon such conversion on the basis of the Conversion Price prior to adjustment; provided, however, that the Company shall deliver to such Holder a due bill or other appropriate instrument evidencing such Holder’s right to receive such additional shares upon the occurrence of the event requiring such adjustment.
          (6) All calculations under this Section 13.03 shall be made to the nearest cent or one-hundredth of a share or security, with one-half cent and.005 of a share, respectively, being rounded upward. Notwithstanding any other provision of this Section 13.03, the Company shall not be required to make any adjustment of the Conversion Price unless such adjustment would require an increase or decrease of at least 1% of such price. Any lesser adjustment shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment or adjustments so carried forward, shall amount to an increase or decrease of at least 1% in such price. Any adjustments under this Section 13.03 shall be made successively whenever an event requiring such an adjustment occurs.
          (7) In the event that at any time, as a result of an adjustment made pursuant to this Section 13.03, the Holder of any Security thereafter surrendered for conversion shall become entitled to receive any shares of stock of or other Marketable Securities of the Company other than shares of Common Stock or Marketable Securities into which the Securities originally were convertible, the Conversion Price of such other shares or Marketable Securities so receivable upon conversion of any such Security shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock and Marketable Securities contained in subparagraphs (1) through (6) of this Section 13.03, and the provision of

Sections 13.01, 13.02 and 13.04 through 13.09 with respect to the Common Stock or other Marketable Securities shall apply on like or similar terms to any such other shares or Marketable Securities and the determination of the Board of Directors as to any such adjustment shall be conclusive.
          (8) No adjustment shall be made pursuant to this Section (i) if the effect thereof would be to reduce the Conversion Price below the par value (if any) of the Common Stock or other Marketable Security, if any, or (ii) subject to Section 13.03(5) hereof, with respect to any Security that is converted prior to the time such adjustment otherwise would be made.
          SECTION 13.04 Consolidation or Merger of the Company. In case of either (a) any consolidation or merger to which the Company is a party, other than a merger or consolidation in which the Company is the surviving or continuing corporation and which does not result in a reclassification of, or change (other than a change in par value or from par value to no par value or from no par value to par value, as a result of a subdivision or combination) in, outstanding shares of Common Stock or other Marketable Securities or (b) any sale or conveyance of all or substantially all of the property and assets of the Company to another Person, then each Security then Outstanding shall be convertible from and after such merger, consolidation, sale or conveyance of property and assets into the kind and amount of shares of stock or other securities and property (including cash) receivable upon such consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock or other Marketable Securities into which such Securities would have been converted immediately prior to such consolidation, merger, sale or conveyance, subject to adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article XIII (and assuming such holder of Common Stock or other Marketable Securities failed to exercise his rights of election, if any, as to the kind or amount of securities, cash or other property (including cash) receivable upon such consolidation, merger, sale or conveyance (provided that, if the kind or amount of securities, cash or other property (including cash) receivable upon such consolidation, merger, sale or conveyance is not the same for each nonelecting share, then the kind and amount of securities, cash or other property (including cash) receivable upon such consolidation, merger, sale or conveyance for each nonelecting share, shall be deemed to be the kind and amount so receivable per share by a plurality of the nonelecting shares or securities)). The Company shall not enter into any of the transactions referred to in clause (a) or (b) of the preceding sentence unless effective provision shall be made so as to give effect to the provisions set forth in this Section 13.04. The provisions of this Section 13.04 shall apply similarly to successive consolidations, mergers, sales or conveyances.
          SECTION 13.05 Notice of Adjustment. Whenever an adjustment in the Conversion Price with respect to a series of Securities is required:
          (1) the Company shall forthwith place on file with the Trustee and any Conversion Agent for such Securities a certificate of the Treasurer of the Company, stating the adjusted Conversion Price determined as provided herein and setting forth in reasonable detail such facts as shall be necessary to show the reason for and the manner of computing such adjustment, such certificate to be conclusive evidence that the adjustment is correct; and
          (2) a notice stating that the Conversion Price has been adjusted and setting forth the adjusted Conversion Price shall forthwith be mailed, first class postage prepaid, by the Company to the Holders of record of such Outstanding Securities.

          SECTION 13.06 Notice in Certain Events. In case:
          (1) of a consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale or conveyance to another person or entity or group of persons or entities acting in concert as a partnership, limited partnership, syndicate or other group (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934) of all or substantially all of the property and assets of the Company; or
          (2) of the voluntary or involuntary dissolution, liquidation or winding up of the Company; or
          (3) of any action triggering an adjustment of the Conversion Price pursuant to this Article XIII;
then, in each case, the Company shall cause to be filed with the Trustee and the Agent for the applicable Securities, and shall cause to be mailed, first class postage prepaid, to the Holders of record of applicable Securities, at least fifteen (15) days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of any distribution or grant of rights or warrants triggering an adjustment to the Conversion Price pursuant to this Article XIII, or, if a record is not to be taken, the date as of which the holders of record of Common Stock or other Marketable Securities entitled to such distribution, rights or warrants are to be determined, or (y) the date on which any reclassification, consolidation, merger, sale, conveyance, dissolution, liquidation or winding up triggering an adjustment to the Conversion Price pursuant to this Article XIII is expected to become effective, and the date as of which it is expected that holders of Common Stock or other Marketable Securities of record shall be entitled to exchange their Common Stock or other Marketable Securities for securities or other property deliverable upon such reclassification, consolidation, merger, sale, conveyance, dissolution, liquidation or winding up.
          Failure to give such notice or any defect therein shall not affect the legality or validity of the proceedings described in clause (1), (2) or (3) of this Section.
          SECTION 13.07 Company to Reserve Stock or other Marketable Securities; Registration; Listing. (a) The Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued shares of Common Stock or other Marketable Securities, for the purpose of effecting the conversion of the Securities, such number of its duly authorized shares of Common Stock or number or principal amount of other Marketable Securities as shall from time to time be sufficient to effect the conversion of all applicable outstanding Securities into such Common Stock or other Marketable Securities at any time (assuming that, at the time of the computation of such number of shares or securities, all such Securities would be held by a single Holder); provided, however, that nothing contained herein shall preclude the Company from satisfying its obligations in respect of the conversion of the Securities by delivery of purchased shares of Common Stock or other Marketable Securities which are held in the treasury of the Company. The Company shall from time to time, in accordance with the laws of the State of Delaware, use its commercially reasonable efforts to cause the authorized amount of the Common Stock or other Marketable Securities to be increased if the aggregate of the authorized amount of the Common Stock or other Marketable Securities remaining unissued and the issued shares of such Common Stock or other Marketable Securities in its treasury (other than any such shares reserved for issuance in any other connection) shall not be sufficient to permit the conversion of all Securities.

          (b) If any shares of Common Stock or other Marketable Securities which would be issuable upon conversion of Securities hereunder require registration with or approval of any governmental authority before such shares or securities may be issued upon such conversion, the Company will in good faith and as expeditiously as possible endeavor to cause such shares or securities to be duly registered or approved, as the case may be. The Company will endeavor to list the shares of Common Stock or other Marketable Securities required to be delivered upon conversion of the Securities prior to such delivery upon the principal national securities exchange upon which the outstanding Common Stock or other Marketable Securities is listed at the time of such delivery.
          SECTION 13.08 Taxes on Conversion. The Company shall pay any and all documentary, stamp or similar issue or transfer taxes that may be payable in respect of the issue or delivery of shares of Common Stock or other Marketable Securities on conversion of Securities pursuant hereto. The Company shall not, however, be required to pay any such tax which may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock or other Marketable Securities or the portion, if any, of the Securities which are not so converted in a name other than that in which the Securities so converted were registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Company the amount of such tax or has established to the satisfaction of the Company that such tax has been paid.
          SECTION 13.09 Conversion After Record Date. If any Securities are surrendered for conversion subsequent to the record date preceding an Interest Payment Date but on or prior to such Interest Payment Date (except Securities called for redemption on a Redemption Date between such record date and Interest Payment Date), the Holder of such Securities at the close of business on such record date shall be entitled to receive the interest payable on such securities on such Interest Payment Date notwithstanding the conversion thereof. Securities surrendered for conversion during the period from the close of business on any record date next preceding any Interest Payment Date to the opening of business on such Interest Payment Date shall (except in the case of Securities which have been called for redemption on a Redemption Date within such period) be accompanied by payment in New York Clearing House funds or other funds acceptable to the Company of an amount equal to the interest payable on such Interest Payment Date on the Securities being surrendered for conversion. Except as provided in this Section 13.09, no adjustments in respect of payments of interest on Securities surrendered for conversion or any dividends or distributions or interest on the Common Stock or other Marketable Securities issued upon conversion shall be made upon the conversion of any Securities.
          SECTION 13.10 Corporate Action Regarding Par Value of Common Stock. Before taking any action which would cause an adjustment reducing the applicable Conversion Price below the then par value (if any) of the shares of Common Stock or other Marketable Securities deliverable upon conversion of the Securities, the Company will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock or other Marketable Securities at such adjusted Conversion Price.
          SECTION 13.11 Company Determination Final. Any determination that the Company or the Board of Directors must make pursuant to this Article is conclusive.
          SECTION 13.12 Trustee’s Disclaimer. The Trustee has no duty to determine when an adjustment under this Article should be made, how it should be made or what it should

be. The Trustee makes no representation as to the validity or value of any securities or assets issued upon conversion of Securities. The Trustee shall not be responsible for the Company’s failure to comply with this Article. Each Conversion Agent other than the Company shall have the same protection under this Section as the Trustee.
ARTICLE XIV
Guarantees
          SECTION 14.01 Guarantees, (a) Each Guarantor, as primary obligor and not merely as surety, will fully, irrevocably and unconditionally guarantee, on a subordinated basis, to each Holder of Securities (including each Holder of Securities issued under the Indenture after the date of this Indenture) and to the Trustee and its successors and assigns (i) the full and punctual payment of principal of and interest on the Securities when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Company under this Indenture (including obligations to the Trustee) and the Securities and (ii) the full and punctual performance within applicable grace periods of all other obligations of the Company under this Indenture and the Securities. The obligations of each Guarantor under its Guarantee are junior and subordinated in right of payment to the Senior Indebtedness of such Guarantor in the same manner and to the same extent as the Securities are subordinated to the Senior Indebtedness of the Issuer.
          (b) Each of the Guarantors further agrees that its obligations hereunder shall be unconditional irrespective of the absence or existence of any action to enforce the same, the recovery of any judgment against the Company or any other Guarantor (except to the extent such judgment is paid) or any waiver or amendment of the provisions of this Indenture or the Securities to the extent that any such action or any similar action would otherwise constitute a legal or equitable discharge or defense of a guarantor (except that each such waiver or amendment shall be effective in accordance with its terms).
          (c) Each of the Guarantors further agrees that each Guarantee constitutes a guarantee of payment, performance and compliance and not merely of collection.
          (d) Each of the Guarantors further agrees to waive presentment to, demand of payment from and protest to the Company or any other Person, and also waives diligence, notice of acceptance of its Guarantee, presentment, demand for payment, notice of protest for nonpayment, the filing of claims with a court in the event of merger or bankruptcy of the Company or any other Person and any right to require a proceeding first against the Company or any other Person. The obligations of the Guarantors shall not be affected by any failure or policy on the part of the Trustee to exercise any right or remedy under this Indenture or the Securities of any series.
          (e) The obligation of each Guarantor to make any payment hereunder may be satisfied by causing the Company or any other Person to make such payment. If any Holder of any Security or the Trustee is required by any court or otherwise to return to the Company or any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to any of the Company or any Guarantor, any amount paid by any of them to the Trustee or such Holder, the Guarantee of such Guarantor, to the extent theretofore discharged, shall be reinstated in full force and effect.

          (f) Each Guarantor also agrees to pay any and all reasonable costs and expenses (including reasonable attorneys’ fees) incurred by the Trustee or any Holder of Securities in enforcing any of their respective rights under its Guarantees.
          (g) Any term or provision of this Indenture to the contrary notwithstanding, (i) TWE will be automatically released from its obligations under its Guarantee upon receipt by the Trustee of a certificate of a Responsible Officer of the Company certifying that TWE has no outstanding Indebtedness For Borrowed Money as of the date of such certificate, other than any other guarantee of Indebtedness For Borrowed Money that will be released concurrently with the release of such Guarantee, and (ii) TW NY will be automatically released from its obligations under its Guarantee upon receipt by the Trustee of a certificate of a Responsible Officer of the Company certifying that (x) TW NY has no outstanding Indebtedness For Borrowed Money as of the date of such certificate, other than any other guarantee of Indebtedness For Borrowed Money that will be released concurrently with the release of such Guarantee, and (y) TW NY is a wholly-owned direct or indirect Subsidiary of the Company.
          (h) Any term or provision of this Indenture to the contrary notwithstanding, the maximum aggregate amount of each of the Guarantees shall not exceed the maximum amount that can be guaranteed by the relevant Guarantor without rendering the relevant Guarantee under this Indenture voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

          IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

TIME WARNER CABLE INC.

By:
Name:
Title:

TW NY CABLE HOLDING INC., as
Guarantor

By:
Name:
Title:

TIME WARNER ENTERTAINMENT
COMPANY, L.P., as Guarantor

By:
Name:
Title:

THE BANK OF NEW YORK, as
Trustee

By:
Name:
Title:
Signature Page: Indenture